EXHIBIT 4.5



________________________________________________________________________________




                  AGREEMENT, DATED AS OF SEPTEMBER 22, 2000,

                                     among

                                CONSECO, INC.,
                                 as Guarantor,

                       THE OTHER FINANCIAL INSTITUTIONS
                                 PARTY HERETO,
                                as Bank Lenders

                                      and

                            BANK OF AMERICA, N.A.,
                           as Administrative Agent,

                                  RELATING TO

                         1998 DIRECTOR & OFFICER LOAN
                               CREDIT AGREEMENT



________________________________________________________________________________

                               Table of Contents
                               -----------------

                                                                                   Page
                                                                                   ----
SECTION 1.     DEFINITIONS.....................................................      2
               SECTION  1.1  Certain Defined Terms.............................      2
               SECTION  1.2  Additional Definitions............................      6

SECTION 2.     Commitment for New Loans........................................      6

SECTION 3.     No Default Acknowledgment.......................................      8

SECTION 4.     Fees............................................................

SECTION 5.     Cash Collateral Deposits........................................      9

SECTION 6.     Covenants.......................................................     11

SECTION 7.     Events of Default...............................................     11

SECTION 8.     Conditions Precedent to Effectiveness of this Agreement.........     12

SECTION 9.     Termination Events..............................................     13

SECTION 10.    Effect of Termination...........................................     14

SECTION 11.    The Agent.......................................................     15

SECTION 12.    Representations and Warranties...................................    15

SECTION 13.    MISCELLANEOUS....................................................
               SECTION  13.1  Waivers and Amendments............................     16
               SECTION  13.2  Notices...........................................     17
               SECTION  13.3  Indemnity.........................................     17
               SECTION  13.4  No Third Party Beneficiaries......................     18
               SECTION  13.5  Waivers...........................................     18
               SECTION  13.6  Remedies Cumulative...............................     18
               SECTION  13.7  Entire Understanding..............................     18
               SECTION  13.8  Expenses..........................................     19
               SECTION  13.9  Effect of Agreement on Existing Credit Agreement..     19
               SECTION  13.10  GOVERNING LAW....................................     20
               SECTION  13.11  Counterparts.....................................     20
               SECTION  13.12  SUBMISSION TO JURISDICTION; WAIVER OF............
               SECTION  13.13  Successors and Assigns...........................     21
               SECTION  13.14  Interpretation...................................     21
               SECTION  13.15  WAIVER OF JURY TRIAL.............................     22

SCHEDULE I  SUMMARY OF TERMS AND CONDITIONS FOR NEW LOANS

SCHEDULE II    APPENDIX

SCHEDULE III   PLAN OUTLINE

EXHIBIT A      FORM OF CIHC GUARANTY

EXHIBIT B      FORM OF D&O CASH COLLATERAL AGREEMENT

EXHIBIT C      FORM OF NEW CONSECO GUARANTY

EXHIBIT D      FORM OF NEW CIHC GUARANTY

                                   AGREEMENT

     THIS AGREEMENT (this "Agreement") is entered into as of September 22, 2000,
                           ---------
among Conseco, Inc. (the "Guarantor"), the several financial institutions party
                          ---------
to this Agreement (herein, together with any eligible assignees thereof, collectively called the "Banks" and each individually, a "Bank"), and BANK OF
                         -----                            ----
AMERICA, NATIONAL ASSOCIATION ("BofA"), as administrative agent for the Banks
                                ----
(herein in such capacity, together with any successors thereto in such capacity, called the "Administrative Agent").
            --------------------

                                   Recitals

     WHEREAS, certain individuals (herein, collectively called the "Borrowers"
                                                                    ---------
and each individually, a "Borrower"), the Banks, and the Administrative Agent
                          --------
are parties to that certain Credit Agreement, dated as of August 21, 1998 (as amended or modified through the date hereof, the "Existing Credit Agreement"),
                                                  -------------------------
whereby the Banks made loans to the Borrowers, on the terms and subject to the conditions set forth therein;

     WHEREAS, as a condition to the Administrative Agent and the Banks entering into the Existing Credit Agreement, Guarantor was required to and did execute and deliver its Guaranty, dated as of August 21, 1998 (the "Existing Guaranty");
                                                            -----------------

     WHEREAS, consistent with the provisions of the Existing Credit Agreement, the proceeds of such loans were used by the Borrowers solely to purchase common stock, no par value per share, of Guarantor;

     WHEREAS, in connection with a proposed program contemplated by the Guarantor, the Guarantor has requested that the Administrative Agent and the Banks agree to commit to extend loans to any Borrower to refinance the Loans, with such loans to have a stated maturity of December 31, 2003;

     WHEREAS, the Guarantor has requested that the Administrative Agent and the Banks, pending implementation of such program and making of such loans, acknowledge certain matters as to the Existing Guaranty;

     WHEREAS, the Administrative Agent and the Banks are willing, but only on the terms and conditions set forth herein, to agree to the aforementioned requests of the Guarantor;

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION  1.  DEFINITIONS.

     SECTION  1.1    Certain Defined Terms.  Capitalized terms used and not
                     ---------------------
otherwise defined in this Agreement shall have the meanings assigned thereto in the Existing Credit Agreement. The following terms shall have the following meanings:

     "Acknowledgment Fee" shall have the meaning set forth in Section 4(a)
      ------------------
hereof.

     "Administrative Agent" shall have the meaning set forth in the preamble
      --------------------
hereto.

     "Aggregate $25 Benchmark for Director Borrowers" shall mean the amount
      ----------------------------------------------
arrived at after making the following calculation: first, taking the average
                                                   -----
price of the stock purchased by or on behalf of the Director Borrowers with loans under the D&O Facilities; second, subtracting from that per share average
                                ------
the amount of $25; third, multiplying the resulting difference by the aggregate
                   -----
number of shares purchased by or on behalf of the Director Borrowers with the loans under the Specified D&O Facilities.

     "Aggregate $25 Benchmark Deficiency for Director Borrowers" shall mean, the
      ---------------------------------------------------------
amount, if a positive number, that is the difference between (a) the Aggregate $25 Benchmark for Director Borrowers and (b) the sum of (i) the amount of the Initial Cash Collateral Deposit, (ii) the aggregate amount actually paid on the principal amount of such loans by the Director Borrowers prior to December 15, 2000, and (iii) the aggregate amount of any Cash Collateral Deposits pledged indirectly with respect to such loans (including, without limitation, by the Guarantor with respect to its guaranty obligations pursuant to Article II of the Appendix (as incorporated herein pursuant to Section 5(b) hereof)).

     "Aggregate $25 Benchmark Surplus for Director Borrowers" shall mean on any
      ------------------------------------------------------
calculation date the amount, if a positive number, that the sum of (i) the amount of the Initial Cash Collateral Deposit (to the extent that it has not been withdrawn as permitted pursuant to Section 5(c) hereof), (ii) the aggregate amount actually paid on the principal amount of such loans by the Director Borrowers prior to the date of the calculation, and (iii) the aggregate amount of any other Cash Collateral Deposits pledged indirectly with respect to such loans (including, without limitation, by the Guarantor with respect to its guaranty obligations pursuant to Article II of the Appendix (as incorporated herein pursuant to Section 5(b) hereof) and the December, 2000 Cash Collateral Deposit), as of the date of the calculation, exceeds the Aggregate $25 Benchmark for Director Borrowers.

     "Agreement" shall have the meaning set forth in the preamble hereto.
      ---------

     "Agreement Fee" shall have the meaning set forth in Section 4(a) hereof.
      -------------

     "Appendix" means the Appendix attached as Schedule II to this Agreement,
      --------
which is hereby incorporated by reference, as from time to time amended with the consent of the Required Banks.

     "Bank" shall have the meaning set forth in the preamble hereto.
      ----

     "BofA" shall have the meaning set forth in the preamble hereto.
      ----

     "Borrower"  shall have the meaning set forth in the first Recital.
      --------

     "Borrower Paydowns" shall mean any payments by any Borrower in immediately
      -----------------
available funds in permanent reduction of the principal amount of such Borrower's loans under the Specified D&O Facilities (or any refinancing facilities provided by the relevant banks of the type described in Section 2 hereof and in Schedule I hereof).

     "Cash Collateral Deposits" shall have the meaning set forth in Section 5(d)
      ------------------------
hereof.

     "Cash Collateral Pledgor" shall mean one or more entities, which, from time
      -----------------------
to time, pledge Cash Collateral Deposits pursuant to Section 5 hereof.

     "CIHC" shall mean CIHC, Incorporated, a Delaware corporation, which is a
      ----
direct wholly-owned subsidiary of Guarantor.

     "CIHC Guaranty" shall have the meaning set forth in Section 1.01 of the
      -------------
Appendix, including, without limitation, with respect to the termination thereof, and shall be substantially in the form of Exhibit A hereto.

     "Commitment" shall have the meaning specified in Section 2(a) hereof.
      ----------

     "Commitment Fee" shall have the meaning set forth in Section 4(a) hereof.
      --------------

     "Commitment Expiration Date" shall mean as to any Borrower, October 31,
      --------------------------
2000 (or such later date as to which the Administrative Agent agrees in writing but not beyond December 15, 2000).

     "Compliance Certificate" shall have the meaning set forth in Section 1.01
      ----------------------
of the Appendix.

     "C-T Borrowers" shall mean the Borrowers, if any, who were employed by the
      -------------
Guarantor or any of its Subsidiaries on the Effective Date and have left the employment of the Guarantor or any Subsidiary as a result of termination by such employer for any reason whatsoever since the Effective Date.

     "C-T Borrowers Cash Collateral Deposit" shall have the meaning set forth in
      -------------------------------------
Section 5(a) hereof.

     "D&O Cash Collateral Agreement" shall mean one or more cash collateral
      -----------------------------
agreements substantially in the form of Exhibit B hereto.

     "D&O Collateral Agent" shall mean BofA (or its successors) as collateral
      --------------------
agent under the D&O Cash Collateral Agreement.

     "D&O Facilities" shall have the meaning set forth in Section 1.01 of the
      --------------
Appendix.

     "December, 2000 Cash Collateral Deposit" shall mean the cash collateral
      --------------------------------------
deposit required to be made on or before December 15, 2000 pursuant to Section 5(a) hereof.

     "Director Borrower Paydown" shall mean any payments by any Director
      -------------------------
Borrower in immediately available funds in permanent reduction of the principal amount of such Borrower's loans under the Specified D&O Facilities (or any refinancing facilities provided by the relevant banks of the type described as "New Loans" under Section 2 hereof and in Schedule I hereof).

     "Director Borrowers" shall mean collectively Stephen C. Hilbert, Rollin M.
      ------------------
Dick, Lawrence M. Coss, David R. Decatur, Donald F. Gongaware, James D. Massey, Dennis E. Murray, Sr., and John M. Mutz.

     "Effective Date" shall mean the date on or before September 22, 2000 on
      --------------
which the conditions to the effectiveness of this Agreement set forth in Section 8 hereof shall have been satisfied or waived in their sole and absolute discretion by the Administrative Agent and the Banks.

     "Existing Credit Agreement" shall have the meaning set forth in the first
      -------------------------
Recital.

     "Existing Guaranty" shall have the meaning set forth in the second Recital.
      -----------------

     "Fees" shall have the meaning set forth in Section 4(a) hereof.
      ----

     "Guarantor" shall have the meaning set forth in the preamble hereto.
      ---------

     "Guarantor Interest Loans" shall mean any loans made by Guarantor or any of
      ------------------------
its Subsidiaries to any borrower under any of the D&O Facilities for the payment of such borrower's interest obligations under any of the D&O Facilities.

     "Guaranty Reaffirmation" shall be a writing in form and substance
      ----------------------
satisfactory to the Administrative Agent to be delivered by the Guarantor pursuant to which the Guarantor will (a) confirm that it has requested the Administrative Agent and the Banks to enter into this

Agreement, (b) acknowledge that the Administrative Agent and the Banks would not enter into this Agreement in the absence of the Guarantor's reaffirmation of the Existing Guaranty and that the Administrative Agent and the Banks are thus relying upon such reaffirmation, and (c) reaffirm the Existing Guaranty in each and every respect, including, without limitation, the validity of any and all of its obligations under the Existing Guaranty (including, without limitation, regardless of any past, present, or future exercise or non-exercise by the Administrative Agent of any right, power and/or remedy against any Borrower (and/or his or her property), any Cash Collateral Deposits, or CIHC (and/or its property)).

     "Initial Cash Collateral Deposit" shall mean the $50,000,000 Cash
      -------------------------------
Collateral Deposit required to be made on the Effective Date pursuant to Section 5(a) hereof.

     "New CIHC Guaranty" shall mean the guaranty to be executed and delivered by
      -----------------
CIHC in connection with any New Loans, substantially in the form of Exhibit D hereto.

     "New Conseco Guaranty" shall mean the guaranty to be executed and delivered
      --------------------
by Conseco with any New Loans, substantially in the form of Exhibit C hereto.

     "New Loan Documents" shall mean the credit agreement, promissory notes,
      ------------------
instruments, guarantees (including, without limitation, the New Conseco Guaranty and the New CIHC Guaranty), borrower pledge agreements, releases, and other documents providing for loans to refinance a Borrowers' Loans upon the terms and conditions generally described in Schedule I hereto; it being understood that the Administrative Agent shall hereby be granted by each of the Banks a power of attorney to execute such documents on behalf of the Banks in its discretion.

     "New Loans" shall have the meaning set forth in Section 2(a) hereof.
      ---------

     "No Default Acknowledgment" shall have the meaning set forth in Section 3
      -------------------------
hereof.

     "Non-Refinanced Loan" shall mean any Loan with respect to which the
      -------------------
pertinent Borrower has not executed and delivered New Loan Documents in accordance with the provisions of this Agreement (including, without limitation, the satisfaction of the conditions set forth in Section 2(c) hereof).

     "$1.5 Billion Facility" shall have the meaning as set forth in Section 1.01
      ---------------------
of the Appendix.

     "Original Credit Agreement" shall have the meaning set forth in the first
      -------------------------
Recital.

     "Original Guaranty" shall have the meaning set forth in the second Recital.
      -----------------

     "Plan" means a plan to be made available to certain Borrowers, which, among
      ----
other things, is to be designed by Guarantor to assist such Borrowers to reduce the principal amounts of the Loans and the loans under the 1998 D&O Loan Facility to achieve the $25 Benchmark.

     "Specified D&O Facilities" shall have the meaning assigned thereto set
      ------------------------
forth in Section 1.01 of the Appendix.

     "Subsidiaries" shall have the meaning as assigned thereto in Section 1.01
      ------------
of the Appendix

     "Stated Termination Date" shall mean December 31, 2003.
      -----------------------

     "Termination Event" shall have the meaning set forth in Section 9 hereof.
      -----------------

     "1998 D&O Loan Facility" shall mean that certain Credit Agreement, dated as
      ----------------------
of August 21, 1998, among the individuals listed on the signature pages thereto, as borrowers, the other financial institutions party thereto, and BofA, as Administrative Agent.

     "$25 Benchmark" shall mean, for all of the loans of the relevant Borrower
      -------------
or Borrowers under the Specified D&O Facilities, an average loan balance equal to $25 per share for all of the stock purchased by or on behalf of the relevant Borrower or Borrowers, as the case may be.

     "$25 Benchmark Deficiency" shall mean the amount, if a positive number,
      ------------------------
arrived at after making the following calculation: first, taking the average
                                                   -----
price of the stock purchased by or on behalf of the C-T Borrowers with loans under the Specified D&O Facilities; second, subtracting from that per share
                                    ------
average the amount of $25; third, multiplying the resulting difference by the
                           -----
aggregate number of shares purchased by or on behalf of such Borrowers with such loans; and finally, subtracting from that total the sum of (x) the aggregate
           -------
amount of principal of such loans actually paid on or before the date of the calculation at issue, (y) the aggregate amount of Cash Collateral Deposits pledged indirectly with respect to such loans (including, without limitation, by the Guarantor with respect to its guaranty obligations pursuant to Article II of the Appendix (as incorporated herein pursuant to Section 5(b) hereof) and other amounts previously pledged to secure obligations relating to the C-T Borrowers ) as of the date of the calculation at issue, and (z) the Aggregate $25 Benchmark Surplus for Director Borrowers, if any, then available for allocation to the Borrower's Loans for the purposes of determining whether the Guarantor is obligated to cause additional Cash Collateral Deposits to be pledged pursuant to
Section 5(a) hereof.

     SECTION  1.2    Additional Definitions.  The definitions set forth in
                     ----------------------
Section 1.01 of the Appendix are hereby incorporated by reference and shall be applicable to the provisions incorporated by reference pursuant to Sections 5(b), 6(a) and 7 hereof.

     SECTION  2.  Commitment for New Loans.
                  ------------------------

          (1)  Commitment.  Subject to the conditions set forth in Section 2(c)
               ----------
     hereof, the Banks and the Administrative Agent hereby commit (the "Commitment") to enter into New Loan Documents with any Borrower who has
      ----------
     accepted in writing (and otherwise
     satisfied the conditions of) the Plan for the making of loans to refinance such Borrower's Loans (the "New Loans") consistent with the terms and
                                 ---------
     conditions generally described on Schedule I hereto, including providing for a stated maturity date of December 31, 2003.

          (2)  Commitment Expiration. Should this Agreement become effective
               ---------------------
     pursuant to the provisions of Section 8 hereof, the Commitment shall expire as to any Borrower on or before the Commitment Expiration Date, without any other action being required of the Administrative Agent or any of the Banks, if any of the following shall have occurred and be continuing:

               (1) The Borrower shall not have accepted the terms of the Commitment on the terms and conditions set forth on Schedule I hereto and in Section 2(c) hereof and shall have failed to have executed and delivered the New Loan Documents to which he or she is a party on or before Commitment Expiration Date;

               (2) On or before the Commitment Expiration Date, (a) the Guarantor shall have failed to execute and deliver the New Conseco Guaranty, or (b) CIHC shall have failed to execute and deliver the New CIHC Guaranty, or

               (3)  Any Termination Event shall have occurred and be continuing.

          (3)  Commitment Conditions. The Commitment as to any Borrower is
               ---------------------
     conditioned upon the satisfaction of the following conditions:

               (1)  This Agreement shall have become effective pursuant to
          Section 8 hereof;

               (2) The Borrower shall have executed and delivered to the Administrative Agent the New Loan Documents to which he or she is a party in form and substance satisfactory to the Banks on or before the applicable Commitment Expiration Date;

               (3) The Guarantor shall have executed and delivered the New Conseco Guaranty on or before the applicable Commitment Expiration Date;

               (4) The CIHC shall have executed and delivered the New CIHC Guaranty on or before the applicable Commitment Expiration Date;

               (5) To the extent not generally described on Schedule I hereto, the other conditions set forth in the New Loan Documents shall be similar to the conditions, including as to the satisfaction of any regulatory requirements, under the Existing Credit Agreement, and all of such conditions shall have been satisfied on or before the applicable Commitment Expiration Date;

                (6) The absence of the occurrence and continuation of any Termination Event; and

                (7) The Guarantor shall have certified in writing that the applicable Borrower has accepted the Plan and has satisfied the conditions to the Plan governing such Borrower's participation in the Plan.

          (4)   Commitment Expiration/Termination Notice. The Administrative
                ----------------------------------------
     Agent shall undertake to provide the Guarantor with written notice of either the expiration of the Commitment with respect to any Borrower or the refusal of any of the Administrative Agent and the Banks to enter into the New Loan Documents with any Borrower for the reasons set forth in Section 2(b) or 2(c) hereof; provided, however, that the Administrative Agent's
                          --------  -------
     failure to provide such notice shall not affect in any manner the right of any of the Administrative Agent and the Banks to refuse to close under such circumstances.

     SECTION 3. No Default Acknowledgment. Subject to the conditions set forth
                -------------------------
in Sections 8 and 9 hereof, the Administrative Agent and the Banks hereby acknowledge (the "No Default Acknowledgment") that the Guarantor will not be in
                  -------------------------
default of the Existing Guaranty (and CIHC will not be in default of the CIHC Guaranty) if the Guarantor (or CIHC, as the case may be) does not honor, on or before the Stated Termination Date, its stated obligations under such guaranty (including, without limitation, the obligation of the Guarantor to post cash collateral under Section 6.2 of the Existing Guaranty) to pay the principal portion of any Loans solely as the result of the failure on or before the Stated Termination Date of any Borrower to pay the principal amount of any Loans in full prior to such date (irrespective of whether any Borrower is obligated to pay such principal amount prior to such date as a result of the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise). To the extent not deemed withdrawn as the result of the occurrence of any Termination Event prior to such date, such acknowledgment shall be deemed withdrawn (the same as if it had never been made) on the Stated Termination Date. As provided in Section 13.1 hereof, any extension or waiver of the Stated Termination Date shall require the affirmative votes of the Administrative Agent and each Bank.

     SECTION 4. Fees.
                ----

          (1) The Guarantor hereby agrees that, upon the effectiveness of this Agreement pursuant to the provisions of Section 8 hereof, the Guarantor shall be obligated to pay, and shall pay, to the Administrative Agent, for the pro rata benefit of the Banks, the following fees (the "Fees"): (i) on
                                                                 ----
     the Effective Date, an agreement fee (the "Agreement Fee") in immediately
                                                -------------
     available funds equal to one percent (1%) of the principal amount of the Loans outstanding on such date, (ii) from and after the Effective

     Date and to the Commitment Expiration Date, a continuing per annum fee equal to 1.625% of the Loans then outstanding, payable quarterly in the amount of .40625% of the average amount of the Loans outstanding during such quarter (the "Commitment Fee") and (iii) from and after the Commitment
                        --------------
     Expiration Date until the payment in full of the guaranteed obligations related to any Non-Refinanced Loans, a continuing per annum fee equal to 1.625% of the Non-Refinanced Loans then outstanding, payable quarterly in the amount of .40625% of the average amount of the Loans outstanding during such quarter, as a continuing fee for the No Default Acknowledgment (the "Acknowledgment Fee").
      ------------------

          (2) The Commitment Fee and the Acknowledgment Fee shall be payable, in arrears, quarterly on the last Business Day of each calendar quarter, with payment commencing on September 30, 2000.

          (3) The Guarantor's obligation to pay each of the Fees shall be irrevocable, unconditional, and absolute and, consistent therewith (and with Section 10 hereof), shall not terminate in the event that this Agreement shall otherwise be terminated pursuant to its provisions.

     SECTION 5. Cash Collateral Deposits.
                ------------------------

          (1)   Deposits for Borrower Obligations. The Guarantor hereby agrees
                ---------------------------------
     that it shall pledge, or cause one or more of its Subsidiaries to pledge, to secure the Guarantor's obligations under its guarantees of Specified D&O Facilities, cash in an amount and on the dates set forth herein, by depositing or causing to be deposited with the D&O Collateral Agent (to be held and applied pursuant to the provisions of the D&O Cash Collateral Agreement) as follows: (i) on or before the Effective Date, the Initial Cash Collateral Deposit, (ii) on or before December 15, 2000, an amount equal to the Aggregate $25 Benchmark Deficiency for the Director Borrowers,
     (iii) commencing with the delivery of each Compliance Certificate pursuant to Section 3.02 (a) of the Appendix (incorporated herein pursuant to
     Section 6(a) hereof) relating to the year period ending December 31, 2000, an amount equal to the $25 Benchmark Deficiency for all C-T Borrowers terminated through the end of the period covered by each such Compliance Certificate (each, a "C-T Borrower Cash Collateral Deposit"); provided,
                           ------------------------------------    --------
     however, the Guarantor may elect to make that portion of the C-T Borrower
     -------
     Cash Collateral Deposit, up to a maximum aggregate of $15,000,000, relating to C-T Borrowers terminated during the period from the Effective Date to and through October 31, 2000, as follows: (A) one-third (but in no event more than $5,000,000) on the date of the required delivery of the Compliance Certificate relating to the year ending December 31, 2000, (B) one-third (but in no event more than $5,000,000) on the date of the required delivery of the Compliance Certificate relating to the year ending December 31, 2001, and (C) one-third (but in no event more than $5,000,000) on the date of the required delivery of the Compliance Certificate relating to the year ending December 31, 2002; provided, further, however, that,
                                           --------  -------  -------
     consistent with, but not in limitation of, the foregoing, on the date of the required delivery of the Compliance Certificate for the year ending December 31, 2000, the Guarantor shall deposit or cause to be deposited the sum of (x) the difference, if a positive number, between: (i) that portion of the C-T Borrower Cash Collateral Deposit relating to all C-T Borrowers terminated during the period from the Effective Date to and through October 31, 2000 and (ii) $15,000,000 and (y) that portion of the C-T Cash Collateral Deposit relating to the employees terminated during the period from November 1, 2000 to and through December, 31, 2000.

          (2)  Waterfall Deposits. The Guarantor hereby acknowledges that the
               ------------------
     Cash Collateral Deposits obligations set forth in subsection (a) of this
     Section 5 are in addition to its obligations under Article II of the Appendix, which are hereby incorporated by this reference.

          (3)  Right to Withdraw All or Portion of Initial Cash Collateral
               -----------------------------------------------------------
     Deposit. After the Guarantor has made or caused to be made the December,
     -------
     2000 Cash Collateral Deposit, the Guarantor shall be entitled, within two Business Days after any Director Borrower Paydown (but only with respect to a Director Borrower Paydown and not with respect to any other Borrower Paydown), to receive a distribution from the Collateral Agent from the Cash Collateral Deposits, on a dollar-for-dollar basis and up to the aggregate amount that is equal to and not in excess of the Initial Cash Collateral Deposit, of immediately available funds in an amount not to exceed the amount of the Cash Collateral Deposits allocated to the Borrower's Loan(s) under the Specified D&O Facility against which such Director Borrower Paydown is to be applied; provided, however, that any amount permitted to
                               --------  -------
     be so withdrawn shall be paid directly to the administrative agent under the $1.5 Billion Facility for application against the Guarantor's principal obligations thereunder in the inverse order of maturity.

          (4)  General. All Cash Collateral Deposits deposited pursuant to this
               -------
     Section 5 (including its incorporation of Article II of the Appendix) (collectively, the "Cash Collateral Deposits") shall be deposited in
                         ------------------------
     immediately available funds with the D&O Collateral Agent (to be held and applied pursuant to the provisions of the D&O Cash Collateral Agreement). The Guarantor's obligation to make or cause to be made the Cash Collateral
     Deposits: (i) shall be irrevocable, unconditional, and absolute, (ii) shall create a continuing security interest in the Cash Collateral Deposits until payment in full of all of the secured obligations and shall not be subject to any right of withdrawal by the Guarantor except solely as provided in subsection (c) of this Section 5, (iii) shall apply to the Guarantor's obligations under the Specified D&O Facilities (irrespective as to whether the underlying D&O Facilities have been refinanced by new loans made by the pertinent bank group of the type described in Section 2 hereof (unless such new loans have been subsequently paid in full)), (iv) shall include, without limitation, the obligation to execute and deliver or cause to be executed and delivered each pertinent D&O Cash Collateral Agreement (and any agreements to be executed in connection therewith such as account agreements), and (v) consistent with the foregoing (and with Section 10 hereof) shall not terminate in the event that this Agreement shall otherwise be terminated pursuant to its provisions.

     SECTION 6. Covenants.
                ---------

          (1) The affirmative and negative covenants set forth in Article III and IV, respectively, of the Appendix are hereby incorporated by this reference.

          (2) In addition to its other covenants hereunder, the Guarantor hereby agrees: (i) to provide the Administrative Agent a copy of the Plan once finalized and, in any event, no later than December 31, 2000, (ii) to use the Guarantor's commercially reasonable (and otherwise lawful) best efforts to sign up Borrowers to the Plan and, as part thereof, to obtain Borrower Paydowns (including, without limitation, Director Borrower Paydowns), or commitments for pay downs, on the Loans, (iii) that, at the time of the delivery of any pertinent Compliance Certificate pursuant to
     Section 3.02(a) of the Appendix, to provide the Administrative Agent with a report listing the names of the C-T Borrowers who have been terminated during the preceding fiscal year, listing each such Borrower's last day of employment, and setting forth the calculation of the $25 Benchmark Deficiency, if any, for all such Borrowers whose employment has been terminated to and through the end of the fiscal year covered thereby, and
     (iv) in each Compliance Certificate delivered after the Effective Date and through the date of payment in full of the Loans or New Loans, to provide the Administrative Agent with a summary of any changes to the Plan to date, a statement of the effective date of any such changes, and, if there has been any changes thereto since the date of the delivery of the previous Compliance Certificate, a copy of the Plan as then constituted.

          (3) The Guarantor further agrees that the Plan shall require that each borrower under any of the D&O Facilities shall pay the principal amount of the loans under the D&O Facilities (and any refinancing facilities provided by the relevant banks) prior to the payment of any Guarantor Interest Loans. The Guarantor further agrees that if the Guarantor or any of its Subsidiaries receives any payments from any Borrower relating to a Guarantor Interest Loan owing by such borrower at a time when such borrower owes principal under any D&O Facility, the Guarantor shall turnover and pay (or shall cause any such Subsidiary to turnover and pay) the appropriate amounts thereof to the administrative agents of the D&O Facilities (or any refinancing facilities provided by such banks of the type described in Section 2 hereof) specified by such borrower (or, in the absence of any such specification, ratably among (or between) the D&O Facilities in which such person is a borrower) within five business days of receipt thereof. The Guarantor hereby acknowledges that the modification of these aspects of the Plan would be materially adverse to the interests of the Administrative Agent and the Banks.

     Section 7. Events of Default. The Events of Default set forth in Section
                -----------------
5.01 of the Appendix are hereby incorporated by this reference.

     SECTION 8. Conditions Precedent to Effectiveness of this Agreement. This
                -------------------------------------------------------
Agreement shall become effective only upon the satisfaction of the following conditions on or before the Effective Date:

          (1) The Administrative Agent shall have received duly executed counterparts of this Agreement from the Guarantor and the Banks.

          (2) The Guarantor shall have paid the Agreement Fee to the Administrative Agent for the pro rata benefit of the Banks;

          (3) The Cash Collateral Pledgor (with respect to the Initial Cash Collateral Deposit), the D&O Collateral Agent, and the Administrative Agent for the 1998 D&O Loan Facility shall have fully executed and delivered the D&O Cash Collateral Agreement;

          (4) The Initial Cash Collateral Deposit shall have been deposited with the D&O Collateral Agent, and the D&O Collateral Agent shall have an exclusive, perfected, first priority security interest therein;

          (5) The Guarantor shall have delivered to the Administrative Agent the Guaranty Reaffirmation;

          (6) CIHC and Guarantor shall have delivered to the Administrative Agent the CIHC Guaranty;

          (7) The other Relevant Facilities (as such term is defined in the Appendix) shall have been amended in a form reasonably satisfactory to the Required Banks, and the other transactions contemplated as part of such amendments to be consummated at closing shall have been so consummated;

          (8) The Guarantor shall have paid all fees and expenses, including those payable pursuant to Section 13.8 hereof, required to be paid by it on such Effective Date;

          (9) Each of the Guarantor, CIHC and any Cash Collateral Pledgor shall have delivered to the Administrative Agent, for the benefit of itself and the Banks, such officer certificates, legal opinions, and other documents or instruments as shall be required by the Administrative Agent, including reasonable evidence of its authority to execute, deliver and perform its obligations under this Agreement, the Guaranty Reaffirmation, the CIHC Guaranty, and the D&O Cash Collateral Agreement (as the case may be) and, including opinions of the general counsel to the Guarantor, CIHC, and any Cash Collateral Pledgor and of Weil, Gotshal & Manges LLP acceptable (both in form and content and as to which counsel is delivering the particular opinion) to the Administrative Agent; and

          (10) The Administrative Agent shall have received such other documents, certificates or instruments as may be reasonably requested by the Administrative Agent and the Banks.

The Administrative Agent shall undertake to provide the Guarantor with written notice as to whether the foregoing conditions have been satisfied and this Agreement thus has become effective (or instead, whether this Agreement is null and void, all as if it had never existed); provided, however, that the
                                           --------  -------
Administrative Agent=s failure to provide such notice shall not affect the determination as to whether such conditions have been satisfied and whether, concomitantly this Agreement has become effective.

     SECTION 9. Termination Events. Should this Agreement become effective
                ------------------
pursuant to the provisions of Section 8 hereof, the Administrative Agent, upon the affirmative votes of the Required Banks, may terminate any of the obligations or acknowledgments of the Administrative Agent and the Banks under this Agreement (including, without limitation, those with respect to the Commitment and the No Default Acknowledgment), if any of the following shall have occurred or otherwise shall be continuing (each, a "Termination Event)":
                                                         -----------------

          (1) The Guarantor shall have failed to have paid the Commitment Fee, the Acknowledgment Fee, or any amount owing by it pursuant to Section 6(c) hereof, within five days of the date it is due;

          (2) (i) A Cash Collateral Pledgor shall have failed timely to deposit with the D&O Cash Collateral Agent: (A) the December, 2000 Cash Collateral Deposit, (B) any C-T Borrower Cash Collateral Deposit, (C) any other amount required to be deposited pursuant to Section 5 hereof (including pursuant to its incorporation of the provisions of Article II of the Appendix), in each case within 5 days of the date it is due; or (ii) the Collateral Agent shall not have an exclusive, perfected first security interest in the Cash Collateral Deposits;

          (3) Any "Event of Default" under Section 5.01 of the Appendix (as incorporated herein pursuant to Section 7 hereof) shall occur and be continuing;

          (4) There shall have been entered any final judgment, or injunction, or other order by any court enjoining, prohibiting, discontinuing or otherwise impairing the validity or enforceability of this Agreement, the Existing Guaranty, the CIHC Guaranty, or any of the other documents contemplated by this Agreement, or any of the transactions contemplated by this Agreement;

          (5) The Plan, having substantially the same material terms as set forth on Schedule III hereto, shall not be in place on or before December 31, 2000, or, if in place on or before that date, subsequently shall have been modified in a manner materially adverse to the interests of the Administrative Agent and the Banks or rescinded by the Guarantor (or enjoined or prohibited by a final judgement entered by any court);

          (6) Any Event of Default with respect to the Guarantor shall occur and shall be continuing under the Existing Credit Agreement;

          (7) Any event of default under the Existing Guaranty shall occur and be continuing; it being acknowledged that (i) by its terms, the Existing Guaranty automatically incorporates the covenants set forth in the Appendix and, by execution and delivery of this Agreement, the Administrative Agent and the Banks accept such covenants and (ii) moreover, for the purposes of determining whether a Termination Event has occurred as a result of any events of default under the Existing Guaranty arising from the incorporation of the covenants from any other credit agreement, the covenants set forth in the Appendix shall control;

          (8) Any event of default under the CIHC Guaranty shall occur and be continuing;

          (9) The Guarantor shall otherwise be in default of any of its obligations hereunder and such default shall be continuing for a period of thirty (30) days after written notice by the Administrative Agent to the Guarantor.

Where the Administrative Agent, upon the affirmative votes of the Required Banks, shall have elected to terminate this Agreement upon the occurrence of any one or more of the foregoing events, the Administrative Agent shall undertake to provide the Guarantor with written notice of such termination; provided,
                                                               --------
however, that the Administrative Agent's failure to provide such notice shall
-------
not affect in any manner the effectiveness of such termination.

     SECTION 10. Effect of Termination. Where the Administrative Agent, upon the
                 ---------------------
affirmative votes of the Required Banks, shall have elected to terminate this Agreement upon the occurrence of one or more of the events set forth in Section 9 hereof, all obligations of the Administrative Agent and any of the Banks hereunder shall terminate and the No Default Acknowledgment shall be deemed withdrawn (with the same effect as if it had never been extended), and this Agreement shall otherwise be terminated (except that the Guarantor shall remain liable for the payment of the Commitment Fee and the Acknowledgment Fee unless and until all outstanding Non-Refinanced Loans have been paid in full) without any liability on the part of (or any alteration of rights, powers or remedies belonging to) the Administrative Agent or any Bank, and consistent therewith, and in addition to being entitled to continue to collect such Fees from the Guarantor, each of the Administrative Agent and the Banks shall remain entitled, but not required, to exercise (in whatever manner, to whatever extent, at whatever time, and as often , seldom, or not at all as it may choose in its sole and absolute discretion) any and all (or any combination) of its rights, powers, and remedies against the Guarantor, CIHC, any other person or entity (including any Borrower), and/or any of the property of the Guarantor, CIHC, and/or any other person or entity (including, without limitation, any Cash Collateral Deposit) (and/or any combination of any such person or entity or property) under any guaranty (including, without limitation, the Existing Guaranty (including as reaffirmed pursuant to the Guaranty Reaffirmation), the CIHC Guaranty, any other agreement or document (including without limitation, the D&O Cash Collateral Agreement), and/or any New Loan Documents (including any required guarantees and/or reaffirmed guarantees relating thereto) entered into prior to such termination date, and/or applicable law, all as if this Agreement had never been executed and delivered by the parties hereto (including, without limitation, as if the No Default Acknowledgment had never been extended) (but as if any and all other agreements had been so executed and delivered by the pertinent parties thereto), and all without any requirement of providing prior notice with respect thereto. Consistent with, but not in limitation of, the foregoing, any exercise or non-exercise (as the case may be) by the Administrative Agent of any such rights, powers and/or remedies, including, without limitation, the complete failure to exercise any such rights, powers, and/or remedies (whether such failure occurs prior to or subsequent to any termination of this Agreement), against (i) any or all Borrowers (or any combination thereof) or any property of any thereof, (ii) the Guarantor or any of the Guarantor's property (including any Cash Collateral Deposits made by the Guarantor), (iii) any other Cash Collateral Deposits, or (iv) CIHC and/or CIHC's property, as the case may be, shall in no manner limit the ability of the Administrative Agent to exercise any such rights, powers, and/or remedies, whether under any agreement (including any guaranty or pledge agreement) and/or applicable law against any Borrower, the Guarantor (or its property, including any property pledged pursuant to D&O Cash Collateral Agreement), the Cash Collateral Deposits, and/or CIHC (or its property). Without limiting the generality of the foregoing, the provisions of Sections 4 - 13 hereof shall survive any such termination.

     SECTION 11. The Agent. The Banks acknowledge that the provisions of Section
                 ---------
11 of the Existing Credit Agreement are applicable to this Agreement in every respect. Consistent with, but not in limitation thereof, each Bank hereby agrees that the provisions of Section 11 of the Existing Credit Agreement apply to the Agent=s execution, delivery, performance and other participation in this Agreement and the transactions contemplated thereby, and the Agent shall have the full benefit thereof, all as if such Section 11 of the Existing Credit Agreement were set forth and restated herein.

     SECTION 12. Representations and Warranties. Guarantor hereby represents and
                 ------------------------------
warrants to each of the Administrative Agent and the Banks that:

          (1) Guarantor has full corporate power and authority to execute, deliver and perform this Agreement and each agreement executed in connection herewith and to consummate the transactions contemplated hereby and thereby. Guarantor has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered each agreement executed in connection herewith. This Agreement, and each agreement executed in connection herewith, constitutes legal, valid and binding obligations of Guarantor, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

          (2) No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other person or entity not a party to this Agreement is necessary in connection with the execution, delivery and performance by Guarantor of this Agreement and each agreement executed in connection herewith or the consummation by Guarantor of the transactions contemplated hereby or thereby other than immaterial consents, authorizations, approvals, filings or registrations and those already obtained.

          (3) The execution, delivery and performance by Guarantor of this Agreement and its related agreements and the consummation by Guarantor of the transactions contemplated hereby and thereby do not and will not (i) violate any law applicable to Guarantor; or (ii) violate or conflict with any provision of any of the certificate of incorporation, bylaws or similar organizational instruments of Guarantor or any other material agreement or contract to which Guarantor is a party.

These representations and warranties shall survive closing and any termination of this Agreement.

     SECTION 13.  MISCELLANEOUS
                  -------------

     SECTION 13.1 Waivers and Amendments. The provisions of this Agreement may
                  ----------------------
from time to time be amended, modified or waived, if such amendment, modification, or waiver is in writing and consented to by the Guarantor and the Required Banks; provided, however, that no such amendment, modification or
                --------  -------
waiver:

          (i) which would modify any requirement hereunder that any particular action be taken by all Banks or by the Required Banks, shall be effective without the consent of each Bank;

          (ii) which should extend the Commitment Expiration Date beyond August 26, 2001, which would otherwise substantially modify or waive the Commitment conditions in Section 2(c) hereof, which would materially and adversely modify any of the terms and conditions of the New Loans generally described on Schedule I hereto, or which would modify the No Default Acknowledgment to include within the scope of such acknowledgment the Guarantor=s obligations in respect of the payment of interest, fees, expenses, or any other obligations except principal or to extend the stated Termination Date beyond December 31, 2003, shall be effective without the consent of each Bank;

          (iii) which would extend the due date for, or reduce the amount of, any of the Fees, shall be effective without the consent of each Bank;

          (iv) which would extend the due date for, or reduce the amount of, the obligations to make the Cash Collateral Deposits set forth in SECTION 5 hereof, shall be effective without the consent of each Bank; or

          (v) which would adversely affect the interests, rights, or obligations of the Administrative Agent (in such capacity) other than removal in accordance with Section 11.6 of the Existing Credit Agreement, shall be effective without the consent of the Administrative Agent.

     SECTION 13.2 All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address, facsimile or telex number set forth on the signature or acknowledgment pages hereof or such other address, facsimile or telex number as such party may hereafter specify for the purpose by written notice to the Administrative Agent and Guarantor. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, when such facsimile or telex is transmitted to the facsimile or telex number specified in this Section and the appropriate answerback or other confirmation is received, (b) if given by mail, seventy-two (72) hours after such communication is deposited and sent via certified or registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section, provided, that notices to the Administrative Agent shall not be effective until received by the Administrative Agent.

     SECTION 13.3 Indemnity. Without limiting in any manner whatsoever any of the claims, rights, powers and remedies of the Administrative Agent and the Banks under any indemnity (including the indemnity set forth in Section 7.2 of the Existing Guaranty), Guarantor agrees to indemnify the Administrative Agent, D&O Collateral Agent, the Depositary Bank, each Bank, their affiliates and their respective directors, officers, employees, persons controlling or controlled by any of them or their respective agents, consultants, attorneys and advisors (the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind to which any of the Indemnified Parties may become subject whether directly or indirectly (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Party), relating to or arising out of the Existing Credit Agreement, the Existing Guaranty, the other Loan Documents, any actual or proposed use of the proceeds of the Loans, any New Loans, this Agreement, any agreement executed in connection herewith (including, without limitation, the D&O Cash Collateral Agreement), the Plan, or any New Loan Documents; provided, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations of the Borrowers and Guarantor provided for in this SECTION 13.3 shall survive the termination of the Existing Credit Agreement, the Existing Guaranty, this Agreement, any agreement executed in connection herewith, and any New Loan Documents.

     SECTION  13.4    No Third Party Beneficiaries. This Agreement is solely for
                      ----------------------------
the benefit of the parties hereto (except solely to the extent that (a) CIHC shall be entitled to the benefits of the No Default Acknowledgment pursuant to the provisions hereof and (b) the Indemnified Parties shall be entitled to the benefits of Section 13.13 hereof), and no provision of this Agreement shall be deemed to confer upon any other third parties (including, without limitation, any Borrower, including with respect to any property of any Borrower pledged as collateral) any remedy, claim, liability, reimbursement, cause of action or other right (including, without limitation, any right to benefit from any forbearance on the part of the Administrative Agent and/or the Banks in the exercise of any right, power, or remedy in connection with, under or otherwise relating to the Existing Credit Agreement, any other Loan Document and/or applicable law).

     SECTION  13.5    Waivers. The failure of a party hereto at any time or
                      -------
times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     SECTION  13.6    Remedies Cumulative. Consistent with, but not in
                      -------------------
limitation of, the provisions of this Agreement, this Agreement shall be limited to its terms and narrowly construed, and neither the Administrative Agent nor any Bank agrees to otherwise limit the exercise of any of its rights, powers or remedies against any Borrower (or his or her property), the Guarantor (or its property) and/or CIHC (or its property) under its respective guaranty, any other agreement or document, applicable law, or otherwise except as expressly set forth herein. Consistent with, but not in limitation of, the foregoing, the No Default Acknowledgment is to be limited solely to the payment of principal subject to the provisions hereof and in no manner shall be deemed to restrain or adversely affect in any manner whatsoever the claims, rights, powers, and remedies of the Administrative Agent and the Banks under the Existing Guaranty, the CIHC Guaranty, and/or applicable law with respect to any guarantor, guarantor's obligations in respect of the payment of interest, fees, expenses, or any obligations other than principal. The rights, powers, and/or remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available under law, in equity or otherwise except solely to the extent expressly set forth herein; it being the intent of the parties hereto that the Administrative Agent and the Banks are to have the maximum flexibility under any agreement and/or applicable law with respect to the exercise of any and/or all (or any combination of) such rights, powers, and/or remedies, including, without limitation, as to any Borrower and/or its property (including, without limitation, any property pledged as collateral to secure the obligations of any Borrower under the Existing Credit Agreement).

     SECTION  13.7    Entire Understanding.  This Agreement and each agreement
                      --------------------
executed in connection herewith set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

     SECTION  13.8    Expenses.  Without limiting in any manner any right of the
                      --------
Administrative Agent and the Bank to receive the reimbursement of the expenses (including, without limitation, attorneys' fees and expenses) under the Existing Credit Agreement and/or the Existing Guaranty, Guarantor agrees to pay and reimburse the Administrative Agent for all of its reasonable costs and expenses incurred in connection with the preparation and delivery of this Agreement (and any agreement executed in connection herewith), including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

     SECTION  13.9    Effect of Agreement on Existing Credit Agreement.
                      ------------------------------------------------
Consistent with, but not in limitation of, the other provisions of this Agreement, nothing contained herein is intended as a present amendment to the Existing Credit Agreement or any other Loan Document or as agreement on the part of the Administrative Agent and the Banks to forebear in the exercise of any of its or their rights, powers, or remedies as to any Borrower (or any Borrower's property) under the Existing Credit Agreement, any other Loan Document to which any Borrower is a party (including any pledge agreement), and/or any applicable law, and the Existing Credit Agreement and any other Loan Document to which any Borrower is a party (including any pledge agreement) shall continue to be and remain in full force and effect, pending the execution and delivery of any New Loan Documents relating to such Borrower in accordance with the other provisions of this Agreement. Specifically, this Agreement shall not constitute under any circumstances an amendment, modification, or waiver of any provision of the Existing Credit Agreement or any Loan Document and shall not be construed as such under any circumstances or by any person or entity, including, without limitation, for the benefit of any of the Borrowers; it being acknowledged that the provisions relating to any Borrower herein (including those relating to the Commitment) are for the benefit of and may be enforced only by the Guarantor and not for or by any Borrower. Consistent with, but not in limitation of, the other provisions of this Agreement (including the foregoing provisions of this Section 13.9), each of the Administrative Agent and the Banks waive none of, but instead reserve all of, their respective rights, powers and remedies against any and all of the Borrowers (including against any of their respective property whether pledged as collateral or otherwise) under or in connection with the Existing Credit Agreement, any other Loan Document, and/or applicable law and, consistent with such express disclaimer of waiver and reservation of rights, shall be entitled (unless and until they enter into a binding, written agreement to the contrary), but not required, to exercise (in whatever manner, to whatever extent, at whatever time, and as often, seldom, or not at all, as it may choose in its sole and absolute discretion) any and/or all (or any combination) of such rights, powers, and/or remedies against any and/or all (or any combination) of the Borrowers and/or any of their property (including any property pledged as collateral under any pledge agreement), all as if this

Agreement had never been executed and delivered by the parties hereto (but as if any and all of such other agreements and instruments had been executed and delivered by the pertinent parties thereto).

     SECTION 13.10  GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER
                    -------------
AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. ALL OBLIGATIONS OF THE GUARANTOR AND RIGHTS OF THE ADMINISTRATIVE AGENT AND THE BANKS IN RESPECT OF THE OBLIGATIONS OR LIABILITIES EXPRESSED HEREIN SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW.

     SECTION 13.11  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. When counterparts executed by all the parties shall have been lodged with the Administrative Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Administrative Agent shall have received telegraphic, facsimile, telex or other written confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the Effective Date hereof, and at such time the Administrative Agent shall notify the Borrowers and each Bank.

     SECTION 13.12  SUBMISSION TO JURISDICTION; WAIVER OF VENUE.  THE
                    -------------------------------------------
ADMINISTRATIVE AGENT, EACH BANK AND GUARANTOR (A) HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY, AND THE ADMINISTRATIVE AGENT, EACH BANK AND GUARANTOR HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT, AND (B) AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANOTHER PARTY OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED HEREBY, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 13.12. THE ADMINISTRATIVE AGENT, EACH BANK AND GUARANTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT OR THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY ANY BORROWER, GUARANTOR, THE ADMINISTRATIVE AGENT, ANY BANK, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 13.12 AS WELL AS ANY RIGHT IT OR THEY MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR

PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON
                                                               ----- ---
CONVENIENS OR OTHERWISE. THE ADMINISTRATIVE AGENT, EACH BANK AND GUARANTOR AGREE
----------
THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     SECTION  13.13    Successors and Assigns. This Agreement shall be binding
                       ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Guarantor may not assign or
                        --------  -------
transfer its rights or obligations under this Agreement or any other document contemplated hereby without the prior written consent of all Banks. Nothing contained herein shall limit the rights of the Banks to make assignments or grant participations subject to the provisions of Section 12 of the Existing Credit Agreement; provided, however, that any such assignments and
                  --------  -------
participations insofar as such assignees' rights against or obligations to the Guarantor (including the Guarantor, Guarantor's rights with respect to the Extension Commitment) and CIHC shall be subject to the provisions of this Agreement

     SECTION  13.14    Interpretation. The headings preceding the text of
                       --------------
Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any person or entity includes such person's or entity's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a person or entity in a particular capacity excludes such person or entity in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms "hereunder", "hereof", "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement. All terms defined in this Agreement shall have the above-defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require. In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." This Agreement and the other documents relating to this Agreement are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, Guarantor and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.



     SECTION  13.15   WAIVER OF JURY TRIAL. GUARANTOR, THE ADMINISTRATIVE AGENT
                      --------------------
AND EACH BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER DOCUMENT CONTEMPLATED HEREBY OR ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

                              *        *        *

                           [Signature Pages Follow]

     Executed as of the date and year first written above.

                                    GUARANTOR:

                                    CONSECO, INC.


                                    By: /s/ Thomas M. Hagerty
                                    Name:  Thomas M. Hagerty
                                    Title: Acting Chief Financial Officer


Notice Address:

11825 N. Pennsylvania Street
Carmel, IN 46032
Attention: David Herzog
Telephone: (317) 817-5031
Facsimile: (317) 817-6327

with a copy to

Weil, Gotshal & Manges LLP
100 Crescent Court, Suite 1300
Dallas, Texas 75201-6950
Attention: Angela L.  Fontana, Esq.
Telephone: (214) 746-7000
Facsimile: (214) 746-7700

                                    ADMINISTRATIVE AGENT:

                                    BANK OF AMERICA, NATIONAL
                                    ASSOCIATION


                                    By:
                                    Name:
                                    Title:



Notice Address:

231 South LaSalle Street
Chicago, Illinois 60697
Attention: Debra Basler
Telephone: (312) 828-2345
Facsimile: (312) 987-0889

with a copy to:

Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois 60603
Attention: Thomas S. Kiriakos, Esq.
           William C. Tompsett, Esq.
Telephone: (312) 782-0600
Facsimile: (312) 701-7711

                                    BANKS:

                                    BANK OF AMERICA, N.A.


                                    By:
                                    Name:
                                    Title:


                                    Lending Office

                                    Address: 231 S. LaSalle Street
                                    Chicago, IL 60697
                                    Attention: Debra Basler
                                    Telephone: (312) 828-____
                                    Facsimile: (312) ________


                                    Notice Address:

                                    Address: 231 S. LaSalle Street
                                    Chicago, IL 60697
                                    Attention: ______________
                                    Telephone:  (312) _________
                                    Facsimile: (312) __________

                                    THE CHASE MANHATTAN BANK


                                    By:
                                    Name:
                                    Title:


                                    Lending Office:

                                    Address: 207 Park Avenue
                                    New York, New York 10017
                                    Attention:
                                    Telephone:
                                    Facsimile:


                                    Notice Address:

                                    Address: 207 Park Avenue
                                    New York, New York 10017
                                    Attention:
                                    Telephone:
                                    Facsimile:

                                    DEUTSCHE BANK AG


                                    By:
                                    Name:
                                    Title:


                                    Lending Office:

                                    Address: 31 W. 52nd Street
                                    New York, NY 10019
                                    Attention: Susan Maros
                                    Telephone: (212) 474-8104
                                    Facsimile: (212) 474-8108


                                    Notice Address:

                                    Address:
                                    Attention:
                                    Telephone:
                                    Facsimile:

                                    BANK OF NEW YORK


                                    By:
                                    Name:
                                    Title:


                                    Lending Office:

                                    Address: One Wall Street
                                    New York, New York 10286
                                    Attention:
                                    Telephone:
                                    Facsimile:


                                    Notice Address:

                                    Address:
                                    Attention:
                                    Telephone:
                                    Facsimile:

                                                        Schedule II - Appendix


================================================================================



                                    APPENDIX




                                  CONSECO, INC.

                        $3,028,576,848 CREDIT FACILITIES



                         DATED AS OF SEPTEMBER 22, 2000





               BANK OF AMERICA, N.A. AND THE CHASE MANHATTAN BANK,
                 AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS






================================================================================

                                TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE IDEFINITIONS....................................................................................................1
         -----------
           1.01      Certain Defined Terms..............................................................................1
                     ---------------------
           1.02      Other Interpretive Provisions.....................................................................20
                     -----------------------------
           1.03      Accounting Principles.............................................................................21
                     ---------------------

ARTICLE IIMANDATORY CASH APPLICATIONS..................................................................................21
          ---------------------------
           2.01      General Application of Available Net Proceeds.....................................................21
                     ---------------------------------------------
           2.02      Application of Available Net Proceeds Allocated to Facilities.....................................22
                     -------------------------------------------------------------
           2.03      Exempt Covenant/Waterfall Amounts.................................................................22
                     ---------------------------------

ARTICLE IIIAFFIRMATIVE COVENANTS.......................................................................................23
           ---------------------
           3.01      Financial Statements..............................................................................23
                     --------------------
           3.02      Certificates; Other Information...................................................................24
                     -------------------------------
           3.03      Notices...........................................................................................24
                     -------
           3.04      Preservation of Corporate Existence, Etc. ........................................................26
                     -----------------------------------------
           3.05      Insurance.........................................................................................26
                     ---------
           3.06      Payment of Obligations............................................................................26
                     ----------------------
           3.07      Compliance with Laws..............................................................................26
                     --------------------
           3.08      Compliance with ERISA.............................................................................26
                     ---------------------
           3.09      Inspection of Property and Books and Records; Expense Reimbursement...............................26
                     -------------------------------------------------------------------
           3.10      Tritel Disposition................................................................................27
                     ------------------
           3.11      Conversion of FELINE PRIDES.......................................................................27
                     ---------------------------

ARTICLE IVNEGATIVE COVENANTS...........................................................................................27
          ------------------
           4.01      Limitation on Indebtedness........................................................................27
                     --------------------------
           4.02      Liens.............................................................................................28
                     -----
           4.03      Disposition of Assets.............................................................................30
                     ---------------------
           4.04      Other Agreements..................................................................................31
                     ----------------
           4.05      Transactions with Affiliates......................................................................31
                     ----------------------------
           4.06      Change in Business................................................................................31
                     ------------------
           4.07      Fundamental Changes...............................................................................31
                     -------------------
           4.08      Restricted Payments...............................................................................32
                     -------------------
           4.09      Investments.......................................................................................32
                     -----------
           4.10      Optional Payments; Modifications of Certain Agreements; Synthetic Purchase Agreements.............33
                     -------------------------------------------------------------------------------------
           4.11      Negative Pledge on Tritel and Argosy Riverboat....................................................33
                     ----------------------------------------------
           4.12      Reserve Account...................................................................................34
                     ---------------
           4.13      Debt to Capitalization Ratio......................................................................34
                     ----------------------------
           4.14      Interest Coverage Ratio...........................................................................34
                     -----------------------
           4.15      Conseco Adjusted Earnings.........................................................................35
                     -------------------------
           4.16      Conseco Finance Tangible Net Worth................................................................35
                     ----------------------------------
           4.17      Risk-Based Capital Ratio..........................................................................35
                     ------------------------

ARTICLE VEVENTS OF DEFAULT.............................................................................................36
         -----------------
           5.01      Events of Default.................................................................................36
                     -----------------

SCHEDULES

Schedule 1.01A                 Certain Material Insurance Subsidiaries
Schedule 1.01B                 Specified Cash Events
Schedule 1.01C                 Changes in Future Loss Reserves
Schedule 1.01D                 Persons Not Subsidiaries
Schedule 2.02                  Exposure on Effective Date
Schedule 4.01(c)               Indebtedness
Schedule 4.02(c)               Existing Liens
Schedule 4.02(g)               Permitted Indentures
Schedule 4.03(m)               Dispositions of Investments
Schedule 4.06                  Business Activities
Schedule 4.09(b)               Proposed Investments


EXHIBITS

Exhibit A                      Form of Compliance Certificate
Exhibit B                      Form of Reserve Account Agreement

                                    ARTICLE I

                                   DEFINITIONS

                     I.1 Certain Defined Terms. The following terms, when used in this Appendix, have the following meanings:

                     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (b) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                     "Agent" means any "Relevant Agent" under and as defined in the documents governing any Facility.

                     "A.M. Best" means A.M. Best Company, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating insurance companies.

                     "A.M. Best A- Status" means the circumstance that each Material Insurance Subsidiary listed on Schedule 1.01A has a claims paying rating of at least A- from A.M. Best.

                     "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

                     "Appendix" means this Appendix as amended, restated, supplemented or otherwise modified from time to time.

                     "Asset Backed Security" means a security of a Conseco Finance Entity that is collateralized by loans, leases, receivables, installment contracts or interests in or components of Interest Only Securities.

                     "Asset Sale" means any Disposition of property or series of related Dispositions of property, excluding any such Disposition permitted by clauses (a) through (m) and clause (o) of Section 4.03 (but in any event including (whether or not permitted by any of the foregoing clauses) any direct or indirect (a) Disposition of all or any part of the Capital Stock issued by Conseco Finance, Tritel, Inc., Conseco Entertainment, Inc. or CNC Entertainment LLC, (b) Disposition of all or any part of the assets of Tritel, Inc. or CNC Entertainment LLC and (c) receipt of cash proceeds in respect of any Specified Cash Event (each, a "Disposition Transaction") that yields gross proceeds to Conseco and its Subsidiaries in excess of $10,000,000, provided that, once the aggregate gross proceeds from Disposition Transactions received during any Proceeds Test Period yielding gross proceeds between $2,000,000 and $10,000,000 exceeds $20,000,000, the first reference to $10,000,000 in this definition shall automatically be deemed to be changed to $2,000,000 for the remainder of such Proceeds Test Period. As used in this definition, "Proceeds Test Period" means (i) the period from the Effective Date through the Near-Term Facilities Termination Date and (ii) each subsequent one-year period commencing on the Near-Term Facilities Termination Date or an anniversary thereof.

                     "Available Basket Amount" means, at any time, an amount equal to (a) ten percent (10%) of Total Shareholders' Equity at such time minus (b) the aggregate then outstanding amount of Indebtedness secured by Liens, without duplication, pursuant to Section 4.02(i)(i), (ii) (of Conseco or any "Significant Subsidiary" (as defined in the Public Debt)), (iii) or (iv).

                     "Available Net Proceeds" means any Net Proceeds received by Conseco or any of its Subsidiaries in connection with any Prepayment Event other than Exempt Covenant/Waterfall Amounts and Exempt Waterfall Amounts applied in the manner described in clause (b) of the definition of "Exempt Waterfall Amounts".

                     "B-Share Financings" means the financing of fees or commissions related to B-Shares.

                     "B-Shares" means those shares of ownership representing a mutual interest in a pool of assets on which l2b-1 fees or contingent deferred sales commissions (CDSC), as defined under the Investment Company Act of 1940, are applicable.

                     "Bank" means each "Relevant Bank" under and as defined in the documents governing any Facility.

                     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

                     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago or New York City are authorized or required by law to close.

                     "Calculation Period" means, with respect to any ratio or calculation, the period for which such ratio or calculation is being calculated.

                     "Capital and Surplus" means, as to any Insurance Subsidiary, as of any date, the total amount shown on line 38, page 3, column I of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

                     "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Appendix, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                     "Cash Collateral Agreement" means any cash collateral agreement provided to secure obligations of Conseco or any of its Subsidiaries pursuant to any D&O Facility.

                     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short term deposit rating of at least A-1 by S&P and P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (c) commercial paper of an issuer rated at least A-1 by S&P and P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Relevant Bank or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Relevant Bank or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                     "Cash on Hand Target" has the meaning set forth in Section 2.01(b).

                     "CBOs" means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

                     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

                     "Change of Control" means (a) any acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Exchange Act) of 30% or more of the outstanding shares of voting stock of Conseco (other than an acquisition by any Person or Persons who are officers or directors of Conseco on the Effective Date or any Affiliate thereof controlled by the relevant officer or director); or (b) during any period of 25 consecutive calendar months, commencing on the Effective Date, the ceasing of those individuals who were not borrowers under any of the D&O Facilities (the "Continuing Directors") who (i) were directors of Conseco on the first day of each such period or (ii) subsequently became directors of Conseco and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Conseco, to constitute a majority of the board of directors of Conseco; or (c) Gary Wendt or such other Person as shall be reasonably satisfactory to the Required Banks shall cease to be the Chief Executive Officer of Conseco (other than by reason of death or disability) at any time prior to the Near-Term Facilities Termination Date.

                     "CIHC" means CIHC, Incorporated, a Delaware corporation, and a direct Wholly-Owned Subsidiary of Conseco.

                     "CIHC Guaranty" means any "Relevant CIHC Guaranty" under and as defined in the documents governing any Facility.

                     "CMOs" means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

                     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                     "Collateral Agreement" means the Collateral Agreement, dated as of May 30, 2000, made by Conseco and CIHC in favor of the Collateral Agent named therein.

                     "Compliance Certificate" means a certificate substantially in the form of Exhibit A.

                     "Conseco" means Conseco, Inc., an Indiana corporation.

                     "Conseco Adjusted Earnings" means, for any Calculation Period, the consolidated Net Income of Conseco for such period plus, without duplication and to the extent reflected as a charge in the statement of such Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill, deferred acquisition costs, the present value of future profits and changes in future loss reserves described on Schedule 1.01C) and organization costs, (e) net changes in Interest Only Securities, (f) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (g) any other non-cash charges (provided that the after tax amounts described in clauses (f) and (g) shall not exceed in the aggregate$500,000,000 for any Calculation Period ending on or before September 30, 2001, and $50,000,000 for any Calculation Period ending thereafter), and (h) realized or unrealized losses on Investments of Insurance Subsidiaries, and minus, to the extent included in the statement of such Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) realized or unrealized gains on Investments of Insurance Subsidiaries, all as determined on a consolidated basis.

                     "Conseco Available Cash Flow" means, for any Calculation Period, the sum, without duplication, of (a) dividends paid in cash to Conseco by any Subsidiary, plus (b) interest paid in cash to Conseco by any Subsidiary pursuant to any intercompany Indebtedness owing by such Subsidiary to Conseco, plus (c) interest or principal paid in cash to Conseco with respect to the Surplus Debentures, plus
           (d) amounts paid in cash to Conseco under the Tax Sharing Agreement, plus (e) management and other similar fees received by Conseco under servicing agreements or otherwise from any Subsidiary, plus (f) amounts paid in cash to Conseco pursuant to a loan made to it by any Subsidiary, plus (g) amounts paid in cash to Conseco by Conseco Finance pursuant to the redemption by Conseco Finance of preferred equity issued by Conseco Finance and owned by Conseco plus (h) Conseco's Investment Income received in cash, plus (i) in respect of any Fiscal Quarter ended on or prior to December 31, 2000, amounts paid by Conseco in closing out swaps in an amount not to exceed $15,000,000 less the value of the collateral attributable to the relevant swaps, minus (j) cash operating expenses of Conseco, minus
           (k) capital expenditures of Conseco, minus (l) any amounts paid by Conseco in repayment of any loan referred to in clause (f) above. Amounts received by Conseco or any of its Subsidiaries in respect of any Specified Cash Event shall be excluded from this calculation.

                     "Conseco Finance" means Conseco Finance Corp., a Delaware corporation.

                     "Conseco Finance Entities" means, collectively, Conseco Finance and its consolidated Subsidiaries and "Conseco Finance Entity" means any one of them individually.

                     "Conseco Finance Tangible Net Worth" means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of Conseco Finance and its Subsidiaries under stockholders' equity at such date, as adjusted by the following items to the extent increasing or reducing, as the case may be, such amounts: plus (a) unrealized losses (or, if applicable, minus unrealized gains), plus (b) any non-cash charges specified in clause
           (f) or (g) of the definition of Conseco Adjusted Earnings (subject to the limits applicable thereto) minus (c) goodwill, minus (d) Interest Only Securities, minus (e) servicing rights plus (f) the amount of any cash dividends paid by Conseco Finance to Conseco (directly or indirectly). If all or any portion of any intercompany Indebtedness owing to Conseco or any of its Subsidiaries by Conseco Finance or any of its Subsidiaries is converted into equity, no positive impact of such conversion shall be included in determining Conseco Finance Tangible Net Worth.

                     "Conseco Guaranty" means any "Relevant Conseco Guaranty" under and as defined in the documents governing any Facility.

                     "Conseco Series F Preferred Stock" means $500,000,000 stated value of Conseco's Series F Common Linked Convertible Preferred Stock, without par value and any replacement thereof, except to the extent held by any Person (other than Thomas H. Lee or any Person, fund or individual affiliated therewith) that acquires such stock pursuant to a bona fide arm's length transaction.

                     "Conseco's Cash On Hand" means, on any date of determination, the aggregate amount of cash and Cash Equivalents then held by (a) Conseco or (b) Conseco Finance or any of its Subsidiaries in connection with Investments made pursuant to Section 4.09(a)(i)(y) or (z), excluding amounts in the Reserve and amounts required on such date to be distributed pursuant to Section 2.01(b).

                     "Contingent Obligation" means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided, that (a) the obligations of any Person under Reinsurance Agreements or in connection with Investments of Insurance Subsidiaries, (b) the obligations of Conseco in connection with its guaranty of the Trust Preferred Securities, the Unit Securities and the FELINE PRIDES and (c) the obligations of any Person in connection with its guaranty of Asset Backed Securities shall not be deemed Contingent Obligations of any such Person or Conseco, as applicable. The amount of any Person's liability with respect to any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability outstanding thereunder or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof at the time of determination.

                     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                     "D&O Facilities" means the collective reference to the $144 Million D&O Facility, the $181 Million D&O Facility and the $245 Million D&O Facility.

                     "Debt to Total Capitalization Ratio" means, as of any date of determination, without duplication, the ratio of (a) the sum of
           (i) the principal amount of and accrued but unpaid interest on all Indebtedness for borrowed money of Conseco (including, without limitation, (x) any Indebtedness evidenced by bonds, debentures, notes or other similar instruments and (y) any Indebtedness resulting from any conversion of preferred stock) for which Conseco is directly liable on such date and which is neither a Contingent Obligation (except that Contingent Obligations of Conseco in respect of Indebtedness of the type described in clause (a) or (b) of the definition thereof (other than in respect of the D&O Facilities) shall nevertheless be included in such calculation) nor Indebtedness arising out of a Permitted Transaction and (ii) dividends on Trust Preferred Securities that are accrued but unpaid; to (b) Total Capitalization on such date; provided, however, that solely for the purposes of calculating the Debt to Total Capitalization Ratio, the term "Indebtedness" shall exclude preferred securities issued by business trusts formed by Conseco, guaranteed by Conseco and related to guarantees and intercompany notes.

                     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                     "Department" means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary's state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

                     "Disposition" means the sale, assignment, leasing, transfer, contribution, conveyance, issuance or other disposal of or granting of options, warrants or other rights with respect to any of a Person's assets (including any transaction pursuant to a Reinsurance Agreement and, in the case of any Subsidiary, the issuance or sale of its Capital Stock). The terms "Dispose" and "Disposed of" shall have correlative meanings.

                     "Disposition Transaction" has the meaning specified in the definition of "Asset Sale".

                     "Dollars", "dollars" and "$" each mean lawful money of the United States.

                     "Effective Date" September 22, 2000.

                     "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                     "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

                     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Conseco within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and
           (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Conseco or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Conseco or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (e) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Conseco or any ERISA Affiliate.

                     "Event of Default" means any of the events or circumstances specified in Section 5.01.

                     "Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

                     "Exempt Covenant/Waterfall Amounts" means up to $500,000,000 of Net Proceeds from the issuance of Specified Junior Securities received after the Near-Term Facilities Termination Date.

                     "Exempt Waterfall Amounts" means Net Proceeds of Specified Junior Securities (not designated as "Exempt Covenant/Waterfall Amounts") which are applied either (a) (i) prior to the Near-Term Facilities Termination Date, to the Near-Term Facilities (in the manner contemplated by Section 2.02(b)) and (ii) thereafter, to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)) or (b) to make investments in Conseco's Subsidiaries to support their operations.

                     "Exposure" means, with respect to each Bank, (a) in the case of the $155 Million Facility, the $766 Million Facility and the $1.5 Billion Facility, any outstanding "Loans" made by such Bank thereunder and (b) in the case of the D&O Facilities, any outstanding "Loans" made by such Bank thereunder minus such Bank's pro rata share of any cash collateral provided pursuant to the applicable Cash Collateral Agreement.

                     "Facilities" means the collective reference to the Near-Term Facilities, the D&O Facilities and the $1.5 Billion Facility.

                     "FELINE PRIDES" means the units consisting of (a) 6.75% Trust Originated Preferred Securities issued by Conseco Financing Trust IV (the "PRIDES Preferred Securities") and (b) a purchase contract to purchase shares of common stock from Conseco (the "PRIDES Purchase Contracts").

                     "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

                     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31.

                     "Fixed Interest Charges" means, for any Calculation Period, (without duplication) (a) interest paid or, without duplication, accrued but unpaid on the Exposure under any Facility (other than the D&O Facilities) with respect to such Calculation Period, plus (b) interest paid or, without duplication, accrued but unpaid on any Indebtedness of Conseco set forth in clause (a), (b) or (d) of the definition thereof during such Calculation Period, minus (c) to the extent included in clause (b) above, interest paid or, without duplication, accrued but unpaid on any Indebtedness which has been eliminated from the balance sheet liabilities of Conseco on a consolidated basis in accordance with GAAP, minus (d) to the extent included in clause (b) above, interest paid or, without duplication, accrued but unpaid on any Indebtedness of any Conseco Finance Entity or any Insurance Subsidiary. Interest paid, or accrued and unpaid, in respect of Indebtedness related to the Trust Preferred Securities or the FELINE PRIDES shall be excluded from the above calculation.

                     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                     "FY 2000 Adjustments" has the meaning specified in the definition of "Total Capitalization".

                     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

                     "Income Taxes" means any Taxes based upon net income.

                     "Indebtedness" means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
           (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all obligations of such Person in respect of Swap Contracts; (f) all obligations of such Person to pay the deferred purchase price of property or services which are included as liabilities in accordance with GAAP (other than trade payables entered into in the ordinary course of business on ordinary terms), and all obligations secured by a Lien on property owned or being purchased by such Person (including obligations arising under conditional sales or other title retention agreements); (g) any obligations of a partnership of the kind referred to in clauses (a) through (f) above or clause (h) below in which such Person is a general partner, and (h) all Contingent Obligations of such Person in connection with indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; provided, however, that, except for the purpose of the proviso of Section 4.01(d), the term "Indebtedness" shall exclude (i) replevin bonds, surety bonds and other similar bonds (including, without limitation, bonds issued in connection with litigation and repossession activities) issued by an Insurance Subsidiary or a Conseco Finance Entity in the ordinary course of business and (ii) the obligations of any Person under letters of credit (whether or not drawn), bankers' acceptances and swap contracts issued or entered into in connection with any Asset Backed Security.

                     "Independent Auditor" has the meaning specified in Section 3.01(a).

                     "Insignificant Subsidiary" means any Subsidiary of Conseco that is not a Significant Subsidiary.

                     "Insolvency Proceeding" means, with respect to any Person,
           (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                     "Insurance Subsidiary" means any Subsidiary which is required to be licensed as an insurer or reinsurer.

                     "Interest Coverage Ratio" means, for any Calculation Period, the ratio of (a) Conseco Available Cash Flow for such Calculation Period to (b) Fixed Interest Charges for such Calculation Period.

                     "Interest Only Security" means any interest, including servicing fees, retained by a Conseco Finance Entity relating to the sale or securitization of loans, leases, receivables or installment contracts, which constitutes either an interest only security or a servicing right asset in accordance with GAAP.

                     "Investment" means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase of any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or any other investment in, any Person.

                     "Investment Grade Ratings Status" means the circumstance that Conseco has a senior unsecured non-credit enhanced long-term debt rating of at least BBB- from S&P and at least Baa3 from Moody's.

                     "Investment Income" means the amount of earnings of Conseco on Investments, net of expenses actually incurred in connection with such Investments and taking into account realized gains and losses on such Investments.

                     "IRS" means the Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions under the Code.

                     "Lehman" means Lehman Brothers Holdings Inc., and any successors.

                     "Lehman Agreement" means, collectively, (a) the Amended and Restated Agreement, dated as of September 22, 2000, by and among Conseco Finance Corp., Conseco, CIHC, Green Tree Residual Finance Corp. I, Green Tree Finance Corp. - Five and Lehman, (b) Amendment to the Warehouse Debt Facility, dated as of September 22, 2000, by and among Lehman Commercial Paper Inc. and Green Tree Finance Corp. - Five and acknowledged and consented to by Conseco Finance Corp. and CIHC, (c) Amendment to the First Residual Facility (Asset Assignment Agreement), dated as of September 22, 2000, by and among Lehman ALI Inc. and Green Tree Residual Finance Corp. I and (d) Amendment to the Second Residual Facility (Master Repurchase Agreement), dated as of September 22, 2000, by and among Lehman Brothers Inc. and Green Tree Residual Finance Corp. I, in each case, as amended, supplemented or otherwise modified from time to time, and any related document or agreement (including the agreements amended or modified by the agreements specified above).

                     "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

                     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or the contingent obligation to equally and ratably secure the Public Debt.

                     "Litigation" means any litigation (including, without limitation, any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation pending or threatened against or involving Conseco or any of its Subsidiaries or any of its or their businesses or operations.

                     "Loan Documents" means the "Loan Documents" under and as defined in the documents governing the Relevant Facility, including, in any event, this Appendix and the Relevant CIHC Guaranty.

                     "Longer-Term Public Debt" means Conseco's 8.5% Notes due October 15, 2002, 6.4% Notes due February 10, 2003, 8-1/8% Senior Notes due February 15, 2003, 10.5% Senior Notes due December 15, 2004, 8.75% Notes due February 9, 2004, 6.8% Notes due June 15, 2005 and 9% Notes due October 15, 2006.

                     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, properties, condition (financial or otherwise) of Conseco or Conseco and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Conseco to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Conseco of any Loan Document.

                     "Material Insurance Subsidiary" means an Insurance Subsidiary having Capital and Surplus of $50,000,000 or more.

                     "Moody's" means Moody's Investors Service, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

                     "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which Conseco or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                     "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

                     "Near-Term Facilities" means the collective reference to the $155 Million Facility and the $766 Million Facility.

                     "Near-Term Facilities Termination Date" means the date on which all "Obligations" under and as defined in the documents governing the $155 Million Facility and the $766 Million Facility have, in both cases, been paid in full in cash.

                     "Net Income" means, for any Person for any Calculation Period, the net income (or loss) of such Person for such period as determined in accordance with GAAP.

                     "Net Proceeds" means (a) with respect to any Disposition by any Person, the aggregate amount of cash and Cash Equivalents received by such Person in respect of such Disposition (including any such amounts received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) minus the sum of (i) costs and expenses (including legal fees, notarial fees, accountants fees, investment banking fees, survey costs, title insurance premiums, amounts applied to the repayment of Indebtedness (other than under a Facility) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition, costs of discontinuance (including, without limitation, any reasonable severance payments), Taxes other than Income Taxes (after taking into account any available tax credits or deductions and any tax sharing arrangements) and other customary fees and expenses) incurred in connection with such Disposition and required to be paid in cash or deducted from the proceeds of such Disposition, (ii) the estimated Income Tax actually required to be paid in cash by such Person in connection with such Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) purchase price adjustments reasonably expected to be payable in connection therewith (not to exceed 10% of the purchase price for the relevant Disposition) so long as, if any such amount ceases to be payable, it shall then become "Net Proceeds", (iv) for an Insurance Subsidiary, any amounts which the Department will not permit such Insurance Subsidiary to pay out as a result of such Disposition and (v) for a Conseco Finance Entity, any amounts which the Lehman Agreement will not permit such Conseco Finance Entity to distribute to CIHC or Conseco as a result of such Disposition, so long as, if any such amount becomes so distributable under the Lehman Agreement, it shall then become "Net Proceeds", and (b) with respect to any issuance of Capital Stock of Conseco, any incurrence of Indebtedness by Conseco or any of its Subsidiaries, the occurrence of any Specified Cash Event or the receipt of any amount pursuant to any Permitted Tritel Hedge Transaction, the proceeds thereof in the form of cash and Cash Equivalents minus the costs and expenses incurred in connection therewith (including legal fees, notarial fees, accountants fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses incurred in connection therewith) and required to be paid in cash or deducted from the proceeds of such Disposition. For purposes of this definition, the Net Proceeds received by any Person in respect of any Disposition shall include such cash or Cash Equivalents as may be received ("subsequent cash proceeds") by such Person at any time or from time to time in connection with the sale, transfer, lease or other disposition, or otherwise in respect of, any consideration other than cash or Cash Equivalents received by such Person in respect of such Disposition, less the estimated Income Tax to be paid in connection with the receipt of such subsequent cash proceeds (after taking into account any available tax credits or deductions and any tax sharing arrangements) that was not theretofore deducted in computing Net Proceeds.

                     "Ninety-Percent Owned Subsidiary" means any Person in which (other than directors' qualifying shares required by law) at least 90% of the Capital Stock of each class having ordinary voting power (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, directly or indirectly, by Conseco, or by one or more Wholly-Owned Subsidiaries, or both.

                     "Non-Finance Subsidiary" means any Subsidiary which is not a Conseco Finance Entity.

                     "Non-Insurance Subsidiary" means any Subsidiary which is not an Insurance Subsidiary.

                     "Obligations" means all advances, debts, liabilities, obligations, covenants and duties for the payment of money arising under any Loan Document owing by Conseco to the Relevant Banks (or, if such defined term is included in the documents governing the Relevant Facility, any "Indemnified Person"), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. To the extent that any of the foregoing have been cash collateralized, such amounts shall nevertheless be deemed to remain outstanding for the purposes of this Appendix.

                     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Conseco or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                     "Permitted Lien" has the meaning specified in Section 4.02.

                     "Permitted Nonrecourse Indebtedness" means (a) nonrecourse Indebtedness of Subsidiaries of Conseco resulting from the sale or securitization of (i) non-admitted assets, policy loans, B-Share Financings, CBOs and CMOs and (ii) loans, leases, receivables, installment contracts and other financial products originated, acquired, sold or securitized by a Conseco Finance Entity and (b) nonrecourse Indebtedness of a Conseco Finance Entity with respect to Interest Only Securities.

                     "Permitted Swap Obligations" means all obligations (contingent or otherwise) of Conseco or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting Party from its obligation to make payments on outstanding transactions to the defaulting party.

                     "Permitted Transactions" means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation for delivery in the current month while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions in which a federal home loan mortgage bank (a "FHLMB") makes loans, which are sufficiently secured by appropriate assets consisting of government agency mortgage-backed securities, in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs, (f) financing transactions in which a Conseco Finance Entity sells or transfers as collateral loans, leases, receivables or installment contracts to a third party while simultaneously contracting to repurchase or reacquire substantially the same assets and (g) the issuance of any Asset Backed Securities by any Conseco Finance Entity.

                     "Permitted Tritel Hedge Transaction" has the meaning specified in Section 4.11.

                     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.

                     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Conseco sponsors or maintains or to which Conseco makes, is making, or is obligated to make contributions and includes any Pension Plan.

                     "prepay" means, when used with respect to Public Debt, prepay, repurchase, redeem or otherwise optionally or voluntarily defease or segregate funds with respect thereto; and "prepaid" and "prepayment" shall have correlative meanings.

                     "Prepayment Events" means (a) the occurrence of any Specified Cash Event or the consummation of any other Asset Sale, (b) the incurrence by Conseco or any of its Subsidiaries of any Indebtedness of the type described in clause (a) or (b) of the definition thereof, excluding Indebtedness permitted by Section 4.01 other than as set forth in Section 4.01(b) (to the extent required to be applied as a Prepayment Event as set forth in the definition of "Exempt Waterfall Amounts"), (c) the issuance of any Capital Stock by Conseco and (d) any receipt of Net Proceeds in connection with any Permitted Tritel Hedge Transaction.

                     "PRIDES Documents" means the PRIDES Purchase Contracts, the PRIDES Preferred Securities, the Subordinated Indenture dated as of December 8, 1997 between Conseco and The First National Bank of Chicago, as amended by the First Supplemental Indenture, dated as of December 8, 1997, the 6.75% Debentures issued to the PRIDES Trust pursuant to such Indenture, the Amended and Restated Declaration of Trust of the PRIDES Trust, the Preferred Securities Guarantee dated as of December 12, 1997 executed by Conseco, the Common Securities Guarantee dated as of December 12, 1997 executed by Conseco, and the other documents, agreements, schedules, exhibits and instruments referenced in the foregoing agreements and instruments.

                     "PRIDES Preferred Securities" has the meaning set forth in the definition of FELINE PRIDES.

                     "PRIDES Purchase Contracts" has the meaning set forth in the definition of FELINE PRIDES.

                     "PRIDES Trust" means Conseco Financing Trust IV, a Delaware business trust.

                     "Public Debt" means the collective reference to the 2000 Public Debt, the 2001 Public Debt and the Longer-Term Public Debt.

                     "Purchase Money Debt" means Indebtedness incurred by a Person in connection with the purchase of fixed or capital assets by such Person, in which such assets the seller or financier thereof has taken or retained a Lien therein, provided that any such Lien attaches to such asset concurrently with or within one hundred twenty
           (120) days after the purchase thereof by such Person.

                     "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

                     "Reinsurance Agreements" means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement which is treated as such by the applicable Department.

                     "Relevant Agent" means the "Agent" or "Administrative Agent", as applicable, under the Relevant Facility.

                     "Relevant Banks" means any Bank to which Obligations are owing under the Relevant Facility.

                     "Relevant Cash Collateral Agreement" means, if the Relevant Facility is a D&O Facility, any cash collateral agreement entered into by Conseco or any of its Subsidiaries in favor of the Agent thereunder in order to cash collateralize the Conseco Guaranty relating to such Facility.

                     "Relevant CIHC Guaranty" means the Guaranty and Subordination Agreement, dated as of the Effective Date, made by CIHC in favor of the Relevant Agent and the Relevant Banks. It is agreed that the Relevant CIHC Guaranty shall be terminated and CIHC shall be released from all of its obligations thereunder on the first date after the Near-Term Facilities Termination Date on which Conseco has Investment Grade Ratings Status, so long as no Default or Event of Default shall have occurred and be continuing on such date.

                     "Relevant Conseco Guaranty" means, if the Relevant Facility is a D&O Facility, any guaranty issued by Conseco in favor of the Agent thereunder in order to guaranty the obligations of the individual borrowers under such Facility.

                     "Relevant Facility" means the Facility being amended pursuant to the amendment to which this Appendix is attached.

                     "Reportable Event" means any of the events set forth in
           Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                     "Required Banks" means the "Required Banks" under and as defined in the documents governing the Relevant Facility.

                     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                     "Reserve" means the collective reference to one or more restricted accounts opened by Conseco with any one or more Banks, on terms and conditions substantially as set forth on Exhibit B hereto. It is understood that any contractual right of setoff contained in the documents governing any Facility will not apply to any Reserve.

                     "Responsible Officer" means the chief executive officer, chief operating officer, chief financial officer or treasurer of Conseco, or any other officer having substantially the same authority and responsibility including, with respect to Section 3.01, any vice-president with responsibility for or knowledge of financial matters of Conseco.

                     "Restricted Payments" has the meaning set forth in Section 4.08.

                     "Risk-Based Capital Ratio" means, with respect to the Insurance Subsidiaries (other than Conseco Direct Life Insurance Company) taken as a whole, on any date of determination, the ratio (expressed as a percentage) of (a) the aggregate Total Adjusted Capital (as defined by the NAIC) for such Insurance Subsidiaries to
           (b) the aggregate Authorized Control Level Risk-Based Capital (as defined by the NAIC) for such Insurance Subsidiaries.

                     "S&P" means Standard & Poor's Ratings Services, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

                     "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of domicile of such Person for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person, which are applicable to the circumstances as of the date of filing of such statement or report.

                     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                     "Significant Subsidiary" means any Subsidiary of Conseco with, after the elimination of intercompany accounts, (a) assets which constituted at least 5% of Conseco's consolidated total assets, or (b) revenues which constituted at least 5% of Conseco's consolidated total revenue or (c) net earnings which constituted at least 5% of Conseco's consolidated total net earnings, but not less than $10,000,000, all as determined as of the date of Conseco's most recently prepared quarterly financial statements for the 12-month period then ended.

                     "Single Employer Pension Plan" means a pension plan as such term is defined in Section 3(2) of ERISA, other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which Conseco or any other ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of
           Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                     "Specified Cash Events" means the receipt of cash by Conseco or any of its Subsidiaries in connection with the events described on Schedule 1.01B, whether or not in connection with a Disposition.

                     "Specified D&O Facilities" means the collective reference to the $181 Million D&O Facility and the $245 Million D&O Facility.

                     "Specified Junior Securities" means (a) common stock of Conseco and (b) preferred stock of Conseco and subordinated Indebtedness of Conseco that, in each case, does not require cash dividend or cash interest payments prior to September 30, 2005 (other than any requirement that is limited to payments with the proceeds of available Exempt Covenant/Waterfall Amounts received and held aside or otherwise identified prior to the date such preferred stock or subordinated Indebtedness is issued or incurred) or scheduled redemption or principal payments prior to March 31, 2006 and, in the case of subordinated Indebtedness, having subordination and related terms satisfactory to each Agent.

                     "Statutory Net Income" means, for any period, the net income of an Insurance Subsidiary determined in accordance with SAP.

                     "Subordinated Obligations" shall be the collective reference to the unpaid principal of and accrued and unpaid interest on any subordinated Indebtedness and all other subordinated obligations and liabilities of Conseco to the lenders thereof (including, without limitation, interest accruing at the then applicable rate provided in the applicable loan documents for such Indebtedness or obligations after the maturity of the subordinated loans and interest accruing at the then applicable rate provided in such loan documents after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Conseco, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Appendix, or such loan documents for such subordinated Indebtedness, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the lenders thereof that are required to be paid by Conseco pursuant to the terms of the loan documents therefor or this Appendix).

                     "Subsidiary" of a Person means any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person's Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity, (c) the beneficial interest, if it is a trust, association or other unincorporated organization or (d) the membership interest, if it is a limited liability company; provided, that, with respect to any Investment made by Conseco in any Person in the ordinary course of business solely for investment purposes, such Person shall not be considered a Subsidiary of Conseco for the purposes of this Appendix if such Person is not integral to the business or operations of Conseco or any Significant Subsidiary and, by way of illustration only, Schedule 1.01D, sets forth a nonexclusive list of such Persons who are not Subsidiaries of Conseco because of the operation of this clause.

                     "Surplus Debentures" means, as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.

                     "Swap Contract" means any agreement whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by Conseco based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Relevant Bank).

                     "Synthetic Purchase Agreement" means any agreement pursuant to which Conseco or any of its Subsidiaries is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than Conseco or any of its Subsidiaries (other than any Subsidiary that is a Subsidiary of an Insurance Subsidiary but is not itself an Insurance Subsidiary) of any Capital Stock or Indebtedness of Conseco or any of its Subsidiaries (other than any Subsidiary that is a Subsidiary of an Insurance Subsidiary but is not itself an Insurance Subsidiary) or
           (b) any payment the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided, that (i) no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Conseco or any of its Subsidiaries (or to their heirs or estates),
           (ii) no such agreement in respect of any Public Debt that is permitted to be prepaid at such time pursuant to Section 4.10 and
           (iii) no such agreement in respect of any Disposition of any Capital Stock of a Subsidiary of Conseco that is permitted by Section 4.03 shall be deemed to be a Synthetic Purchase Agreement.

                     "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto.

                     "Tax Sharing Agreement" means the tax sharing agreement dated February 29, 1989, as amended, among Conseco and certain of its Subsidiaries.

                     "Total Capitalization" means, without duplication, (a) the amount described in clause (a) of the definition of "Debt to Total Capitalization Ratio", plus (b) the Total Shareholders' Equity of Conseco, minus (c) the carrying value of Interest Only Securities and servicing rights. Total Capitalization shall be determined without giving effect to (a) the impact of charges or writedowns taken in the third or fourth Fiscal Quarter of the Fiscal Year ending December 31, 2000 ("FY 2000 Adjustments") so long as the aggregate after-tax amount thereof does not exceed $500,000,000 and (b) the impact of any on balance sheet treatment of the D&O Facilities.

                     "Total Shareholders' Equity" means the sum of, without duplication, (a) total common and preferred shareholders' equity of Conseco as determined in accordance with GAAP (calculated excluding unrealized gains (losses) of securities as determined in accordance with FAS 115) and (b) the redemption value or liquidation preference (or if less, the purchase price), as applicable, of the Trust Preferred Securities, the FELINE PRIDES and the Unit Securities.

                     "Trust Preferred Securities" mean preferred securities (a) issued by one or more Delaware business trusts formed by Conseco and
           (b) guaranteed by Conseco, including specifically, "MIPS," "QuIPS," "TOPrS" and "TruPS", provided that the aggregate face amount of all Trust Preferred Securities does not exceed the greater of $1,930,000,000 or 15% of Total Capitalization at any time.

                     "2000 Public Debt" means Conseco's $150,000,000 7-7/8%
           Notes due December 15, 2000.

                     "2001 Public Debt" means Conseco's 7.6% Senior Notes due June 21, 2001 and 6.4% Mandatory Par Put Remarketed Securities due June 15, 2011.

                     "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                     "United States" and "U.S." each means the United States of America.

                     "Unit Securities" means investment units comprised of (a) mandatorily redeemable preferred securities (i) issued by one or more Delaware business trusts formed by Conseco and (ii) guaranteed by Conseco, including specifically, "MIPS," QuIPS," "TOPrS" and "TruPS," and (b) equity forward contracts for the purchase of common stock of Conseco (which forward contracts shall have a settlement date that is earlier than the stated maturity of such preferred securities) collateralized by such preferred securities or government securities in lieu thereof (including, without limitation, principal and interest strips thereof).

                     "Voting Shares" means, with respect to any Person, capital stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of any such contingency.

                     "Wholly-Owned Subsidiary"means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by Conseco, or by one or more of the other Wholly-Owned Subsidiaries, or both.

                     "$50 Million Credit Agreement" means the ECN Dealer Agreement between Conseco and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated September 28, 1999 and the letter dated September 28, 1999 addressed by Merrill Lynch, Pierce, Fenner & Smith Incorporated to Conseco, including the Extendible Commercial Notes Memorandum attached thereto.

                     "$144 Million D&O Credit Agreement" means the Termination and Replacement Agreement, dated as of May 30, 2000, among the individual borrowers parties thereto, the banks parties thereto, Chase, as administrative agent and Chase Securities Inc. and Banc of America Securities LLC as co-lead arrangers and co-lead book managers.

                     "$155 Million Credit Agreement" means the Senior Secured Revolving Credit Agreement, dated as of May 30, 2000, among Conseco, the banks parties thereto, Chase, as administrative agent and Chase Securities Inc. and Banc of America Securities LLC as co-lead arrangers and co-lead book managers.

                     "$181 Million D&O Credit Agreement" means the Credit Agreement, dated as of August 21, 1998, among the individual borrowers parties thereto, the banks parties thereto and BofA, as administrative agent.

                     "$245 Million D&O Credit Agreement" means the Amended and Restated Credit Agreement, dated as of August 26, 1997, among the individual borrowers parties thereto, the banks parties thereto and BofA, as administrative agent.

                     "$766 Million Credit Agreement" means the 364-Day Credit Agreement, dated as of September 25, 1998, among Conseco, the banks parties thereto, the syndication agents and documentation agent named therein and BofA, as agent, as amended on the Effective Date to incorporate the obligations of Conseco under the $50 Million Credit Agreement.

                     "$1.5 Billion Credit Agreement" means the Five-Year Credit Agreement, dated as of September 25, 1998, among Conseco, the banks parties thereto, the syndication agents and documentation agent named therein and BofA, as agent.

                     "$144 Million D&O Facility" means the credit facility evidenced by the $144 Million D&O Credit Agreement and the documents related thereto.

                     "$155 Million Facility" means the credit facility evidenced by the $155 Million Credit Agreement and the documents related thereto.

                     "$181 Million D&O Facility" means the credit facility evidenced by the $181 Million D&O Credit Agreement and the documents related thereto.

                     "$245 Million D&O Facility" means the credit facility evidenced by the $245 Million D&O Credit Agreement and the documents related thereto.

                     "$766 Million Facility" means the credit facility evidenced by the $766 Million Credit Agreement and the documents related thereto.

                     "$1.5 Billion Facility" means the credit facility evidenced by the $1.5 Billion Credit Agreement and the documents related thereto.

                     I.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                     (b) The words "hereof", "herein", "hereunder" and similar words refer to this Appendix as a whole and not to any particular provision of this Appendix; and subsection, Section, Schedule and Exhibit references are to this Appendix unless otherwise specified.

                     (c) (i) The term "including" is not limiting and means "including without limitation."

                     (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                     (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Appendix) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                     (e) The captions and headings of this Appendix are for convenience of reference only and shall not affect the interpretation of this Appendix.

                     (f) This Appendix and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. Unless otherwise expressly provided, any reference to any action of the Relevant Agent or the Relevant Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole and reasonable discretion.

                     (g) This Appendix and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Relevant Agent, Conseco and the other parties to the Loan Documents, and are the products of all parties. Accordingly, they shall not be construed against the Relevant Banks or the Relevant Agent merely because of the Relevant Agent's or the Relevant Banks' involvement in their preparation.

                     I.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Appendix shall be made, in accordance with GAAP, consistently applied.

                     (b) References hereto in particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the column , lines or sections of the Annual Statement referenced herein are changed or renumbered from the columns, lines and sections applicable to the 1999 Annual Statement, all such references shall be deemed references to such column, line or section as so renumbered or changed.


                                   ARTICLE II

                           MANDATORY CASH APPLICATIONS

                     II.1 General Application of Available Net Proceeds. (a) On the Effective Date, Available Net Proceeds in the aggregate amount of $392,861,025 shall be applied to the Facilities in the manner specified in
Section 2.02(a).

                     (b) On the Effective Date and thereafter, within three Business Days after Conseco or any of its Subsidiaries receives any Available Net Proceeds (other than as described in paragraph (a) above), such Available Net Proceeds shall be applied as follows: first, the first $100,000,000 (or such lesser amount as is necessary to increase the amount of Conseco's Cash on Hand to the Cash on Hand Target) shall be retained by Conseco; second, the next $700,000,000 shall be applied 1/7th per transaction to the Near-Term Facilities and 6/7ths per transaction to fund the Reserve; third, the next $200,000,000 shall be applied to fund the Reserve; fourth, all subsequent Available Net Proceeds until the occurrence of the Near-Term Facilities Termination Date shall be applied 80% per transaction to the Near-Term Facilities, with the remainder being retained by Conseco until it has Cash on Hand equal to the Cash on Hand Target at the time of such transaction, and then 100% to the Near-Term Facilities until the occurrence of the Near-Term Facilities Termination Date; and fifth, all Available Net Proceeds received after the occurrence of the Near-Term Facilities Termination Date shall be applied 50% per transaction to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)), with the remainder being retained by Conseco. Notwithstanding the foregoing, the first $30,000,000 of Available Net Proceeds received by Conseco or any of its Subsidiaries on or after the Effective Date after giving effect to Section 2.01(a) may be retained by Conseco. Any Available Net Proceeds referred to in this paragraph as being available for retention by Conseco (i) must, if received by a Subsidiary, be distributed to Conseco for such purpose if such distribution is not prohibited by law, rule or regulation or the Lehman Agreement and (ii) may be used by Conseco for any purpose permitted by this Appendix. Notwithstanding anything to the contrary in this
Section 2.01(b), in the event that, in the case of Available Net Proceeds received at any time when clause second or third is applicable, if Conseco's Cash on Hand is less than the Cash on Hand Target, such Available Net Proceeds may be applied to increase Conseco's Cash on Hand (but not above the Cash on Hand Target), provided, that in no event shall the aggregate amount applied to increase Conseco's Cash on Hand pursuant to clause first and this sentence exceed $100,000,000. As used in this paragraph, "Cash on Hand Target" means $330,000,000 minus the amount of any Investment made by Conseco pursuant to
Section 4.09(a)(i)(x) (except to the extent such amount was paid back to Conseco, directly or indirectly).

                     (c) After the Reserve has been funded in an amount sufficient to pay the remaining maturities for the 2000 Public Debt and the 2001 Public Debt, if any such Public Debt is, or has been, repurchased at a discount with amounts from the Reserve, an amount from the Reserve equal to the difference between the face amount of the relevant Public Debt and the repurchase price of the relevant Public Debt shall be applied to the Near-Term Facilities or, after the Near-Term Facilities Termination Date, to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)).

                     II.2 Application of Available Net Proceeds Allocated to Facilities. (a) The application of Available Net Proceeds described in Section 2.01(a) shall be allocated to the Near-Term Facilities, and to the Exposure of the Banks thereunder, such that, after giving effect thereto, the respective Exposures of the Banks thereunder shall be as set forth on Schedule 2.02 (and any inconsistent provision in the Relevant Facility shall not apply).

                     (b) Any application of Available Net Proceeds allocated to the Near-Term Facilities pursuant to Section 2.01(b) or (c) (and any application of Net Proceeds pursuant to clause (a)(i) of the definition of "Exempt Waterfall Amounts") shall be allocated to each Bank on a pro rata basis based on the percentage of the aggregate then outstanding amount of Exposure under such Facilities held by such Bank. In the case of any Bank having Exposure under more than one Near-Term Facility, such Bank may, by notice to Conseco and the applicable Agent, allocate its reduction in Exposure to one or more such Facilities in such respective amounts as it shall select in its sole discretion (and any inconsistent provision in the Relevant Facility shall not apply).

                     (c) Any application of Available Net Proceeds allocated to the $1.5 Billion Facility and the Specified D&O Facilities pursuant to Section 2.01(b) or (c) (and any application of Net Proceeds pursuant to clause (a)(ii) of the definition of "Exempt Waterfall Amounts") shall be allocated ratably to each such Facility based on the aggregate Exposure then outstanding under such Facilities, and ratably to the Exposure of each Bank under each such Facility. The Available Net Proceeds so allocated to each Specified D&O Facility, at the discretion of Conseco, shall be either (i) deposited in a cash collateral account pursuant to the applicable Cash Collateral Agreement or (ii) applied to repay "Loans" made to the individual borrowers pursuant to the applicable Specified D&O Facility.

                     II.3 Exempt Covenant/Waterfall Amounts. Notwithstanding anything to the contrary in Article IV, Conseco and its Subsidiaries shall be permitted to use Exempt Covenant/Waterfall Amounts for any purpose that would otherwise be prohibited by Article IV (other than to redeem, pay dividends on or otherwise make Restricted Payments in respect of Conseco's common stock or the Conseco Series F Preferred Stock), and any such use shall not constitute a violation of any of the covenants contained in Article IV or usage of any of the basket amounts described therein.

                                   ARTICLE III

                              AFFIRMATIVE COVENANTS

                     So long as any Exposure or other Obligation shall remain unpaid or unsatisfied under the Relevant Facility, unless the Required Banks waive compliance in writing:

                     III.1 Financial Statements Conseco shall deliver to the Relevant Agent and each Relevant Bank:

                     (a) as soon as available, but not later than 120 days after the end of each Fiscal Year, copies of the audited consolidated balance sheet of Conseco and its Subsidiaries and the unaudited consolidating balance sheet of Conseco and its Subsidiaries as at the end of such year and the related consolidated statements of earnings, shareholders' equity and cash flows for such year, setting forth in the case of the audited consolidated statements in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of PricewaterhouseCoopers or another nationally-recognized independent public accounting firm ("Independent Auditor"), which report shall state that such audited consolidated financial statements present fairly the financial position and result of operations of Conseco and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, except as stated therein. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Conseco's or any Subsidiary's records;

                     (b) as soon as available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, copies of the condensed unaudited consolidated and consolidating balance sheet of Conseco and its Subsidiaries as of the end of such quarter and the related condensed unaudited statements of earnings, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and ordinary, good faith year-end and audit adjustments), the financial position and the results of operations of Conseco and the Subsidiaries;

                     (c) as soon as available but not later than 75 days after the close of each Fiscal Year of each Insurance Subsidiary, copies of the unaudited Annual Statement of such Insurance Subsidiary, certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing;

                     (d) as soon as available but not later than 60 days after the close of each of the first three (3) Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary which is a Significant Subsidiary, copies of the Quarterly Statement of each of the Insurance Subsidiaries, certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein;

                     (e) within 15 days after being delivered to any Insurance Subsidiary constituting a Significant Subsidiary, any draft or final Triennial Examination Report issued by the applicable Department or the NAIC that results in material adjustments to the financial statements referred to in subsection
(a), (b) or (c); and

                     (f) within 90 days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each such Insurance Subsidiary which is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of loss reserves of such Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Insurance Subsidiary.

                     III.2 Certificates; Other Information. Conseco shall furnish to the Relevant Agent, with sufficient copies for each Relevant Bank (other than in the case of clause (e)):

                     (a) concurrently with the delivery of the financial statements referred to in Sections 3.01(a) and (b), a Compliance Certificate executed by a Responsible Officer,

                     (b) promptly, (i) copies of all Forms 10-K and 10-Q that Conseco or any Subsidiary may file with the SEC or (ii) copies of the certificate and related financial information provided pursuant to the Lehman Agreement in connection with evidencing periodic compliance with financial covenants therein, and promptly upon the Relevant Agents' request, financial statements and reports that Conseco sends to its shareholders and copies of all other financial statements and regular, periodic or special reports (including Form 8-K) that Conseco or any Subsidiary may make to, or file with, the SEC;

                     (c) promptly and in any event within three Business Days after learning thereof, notification of any changes after the date hereof in the rating given by S&P or Moody's in respect of Conseco's senior unsecured Indebtedness or by A.M. Best in respect of the Insurance Subsidiaries;

                     (d) (i) concurrently with the consummation of any Disposition Transaction yielding gross proceeds in excess of $2,000,000, (x) a description of such transaction and (y) a calculation of the gross proceeds thereof and (ii) concurrently with the occurrence of any Prepayment Event or the issuance of any Specified Junior Securities, (i) a description of the relevant transaction, (ii) a calculation of the Net Proceeds (including an accounting of the items deducted from the cash or Cash Equivalents received in connection with such transaction) thereof and (iii) if applicable its intention to treat such Net Proceeds of the type described in the definition of either (i) Exempt Covenant/Waterfall Amount or (ii) Exempt Waterfall Amount as an Exempt Covenant/Waterfall Amount or an Exempt Waterfall Amount, respectively (including, if an Exempt Waterfall Amount, whether the Net Proceeds will be applied under clause (a) or (b) of such definition); and

                     (e) promptly, such additional information regarding the business, financial or corporate affairs of Conseco or any Subsidiary as the Relevant Agent, at the request of any Relevant Bank, may from time to time reasonably request.

                     III.3 Notices. Conseco shall promptly notify the Relevant
Agent:

                     (a) of the occurrence of any Default or Event of Default;

                     (b) of any matter that has resulted in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of Conseco or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Conseco or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any Litigation affecting Conseco or any Subsidiary, including pursuant to any applicable Environmental Laws;

                     (c) of the commencement of, or the occurrence of any development in, any litigation or proceeding (i) which seeks to enjoin, prohibit, discontinue or otherwise impacts the validity or enforceability of this Appendix or any of the other Loan Documents or other transactions contemplated hereby or thereby, or (ii) which could be reasonably expected to have a Material Adverse Effect.

                     (d) of the occurrence of any of the following events affecting Conseco or any ERISA Affiliate (but in no event more than 10 days after such event) and deliver to the Relevant Agent and each Relevant Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Conseco or any ERISA Affiliate with respect to such event:

                     (i) an ERISA Event; or

                     (ii) a material increase in the Unfunded Pension Liabilities of any Pension Plan;

                     (iii) the adoption of or the commencement of contributions to, any Plan subject to Section 412 of the Code by Conseco or any ERISA Affiliate; or

                     (iv) the adoption of any amendment to a Plan subject to
           Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; provided, however, that no such notice will be required under this Section 3.03(d) with respect to the occurrence of any such event if such occurrence does not result in, and is not reasonably expected to result in, any liability to Conseco of more than $65,000,000 or any liability to any ERISA Affiliate of more than $20,000,000.

                     (e) of any material change in accounting policies or financial reporting practices by Conseco or any of its Subsidiaries;

                     (f) of the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation, suspension or restriction of or the institution of any proceedings to revoke, suspend or restrict, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect;

                     (g) of the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect;

                     (h) of any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or which could reasonably be expected to have, a Material Adverse Effect, or

                     (i) of any actual or proposed changes in any applicable insurance code which could reasonably be expected to have a Material Adverse Effect.

                     Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Conseco or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 3.03(a) shall describe with particularity any and all clauses or provisions of this Appendix or other Loan Document that have been (or reasonably foreseeably will be) breached or violated.

                     III.4 Preservation of Corporate Existence, Etc. Conseco shall, and shall cause each Significant Subsidiary to (except as permitted by Section 4.03 or 4.07):

                     (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                     (b preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except where such failure to preserve and maintain could not reasonably be expected to have a Material Adverse Effect; and

                     (c use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill.

                     III.5 Insurance. Conseco shall maintain, and shall cause each Significant Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

                     III.6 Payment of Obligations. Conseco shall, and shall cause each Significant Subsidiary to, pay and discharge as the same shall become due and payable, all of the following:

                     (a all material tax liabilities, assessments and governmental charges or levies upon it or its material properties or assets, unless the same are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Conseco or such Subsidiary; and

                     (b all material indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

                     III.7 Compliance with Laws. Conseco shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all applicable Environmental
Laws), the noncompliance with which could reasonably be expected to have a Material Adverse Effect, except such as may be contested in good faith or as to which a bona fide dispute may exist.

                     III.8 Compliance with ERISA. Conseco shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except where such failure to maintain as set forth in (a) or (b) or to make contributions as set forth in (c) could not be reasonably expected to have a Material Adverse Effect.

                     III.9 Inspection of Property and Books and Records; Expense Reimbursement. Conseco shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP or SAP, as applicable, consistently applied (except as stated therein) shall be made of all financial transactions and matters involving the assets and business of Conseco and such Subsidiary. Conseco shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Relevant Agent or any Relevant Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Conseco, provided, however, when an Event of Default exists the Relevant Agent or any Relevant Bank may do any of the foregoing at any time during normal business hours and without advance notice.

                     III.10 Tritel Disposition. Conseco shall use commercially reasonable efforts to Dispose of all or substantially all of its interest in Tritel, Inc. prior to March 31, 2001.

                     III.11 Conversion of FELINE PRIDES. Conseco shall issue shares of common stock to holders of FELINE PRIDES in accordance with the terms of the PRIDES Documents. Otherwise, and except as required by the terms of the PRIDES Documents, Conseco shall, and shall cause its Affiliates to, refrain from purchasing or redeeming any FELINE PRIDES, PRIDES Purchase Contracts or PRIDES Preferred Securities, whether in the open market or otherwise. Nothing in this provision shall have the effect of preventing Conseco or the PRIDES Trust from complying with the terms and conditions set forth in the PRIDES Documents.

                                   ARTICLE IV

                               NEGATIVE COVENANTS

                     So long as any Exposure or other Obligation shall remain unpaid or unsatisfied under the Relevant Facility, unless the Required Banks waive compliance in writing:

                     IV.1 Limitation on Indebtedness. Conseco shall not, and shall not permit any of its Subsidiaries to, incur or at any time be liable with respect to, any Indebtedness, except:

                     (a Permitted Swap Obligations and Permitted Transactions;

                     (b Specified Junior Securities;

                     (c Indebtedness of Conseco or any Subsidiary pursuant to (i) the items set forth on Schedule 4.01(c) and (ii) extensions, renewals or replacements thereof, provided that no such extension, renewal or replacement shall increase the principal amount thereof, except to the extent the increase would otherwise be permitted under this Section 4.01;

                     (d Contingent Obligations of: (i) CIHC in respect of (A) Conseco's obligations under any Facility, and (B) obligations of one or more Conseco Finance Entities (I) in an aggregate amount not to exceed $125,000,000 in respect of obligations to Lehman or an Affiliate thereof, (II) in an aggregate amount not to exceed $125,000,000 in respect of cash management or a swing line credit facility for the general corporate purposes of one or more of the Conseco Finance Entities and (III) in an aggregate amount not to exceed $50,000,000 incurred for general corporate purposes (so long as, in each case, the documentation governing any such Contingent Obligation (including any related subordination arrangement) is not at any time materially more favorable to the beneficiaries thereof than the Relevant CIHC Guaranty); (ii) Conseco in respect of any individual borrower's obligations under any D&O Facility; (iii) any Conseco Finance Entity relating to loans, leases, receivables, installment contracts and other financial products originated, acquired or sold by such Conseco Finance Entity or any other Conseco Finance Entity; and (iv) Conseco or any Subsidiary in the ordinary course of business not otherwise described above in an aggregate amount not to exceed at any time (A) ten percent (10%) of Total Shareholders' Equity minus (B) the aggregate amount of Conseco's Contingent Obligations under clause (ii) of this paragraph at any time, provided that (I) Contingent Obligations in respect of Indebtedness of the type described in clause (a) or (b) of the definition thereof shall not be permitted by this clause (iv) and (II) the documentation governing any Contingent Obligation of CIHC pursuant to this clause (iv) (including any related subordination arrangement) shall not at any time be materially more favorable to the beneficiaries thereof than the Relevant CIHC Guaranty; provided, that in no event shall Conseco or any of its Subsidiaries (other than a Conseco Finance Entity) have any Contingent Obligations (including obligations as an account party) pursuant to this paragraph (d) in respect of any Indebtedness incurred by or for the benefit of any Conseco Finance Entity other than as specifically permitted in clause (i)(B) above;

                     (e Indebtedness (including Contingent Obligations) of any Conseco Finance Entity to the extent that (i) neither Conseco nor any Non-Finance Subsidiary is directly liable thereon, and (ii) neither Conseco nor any Non-Finance Subsidiary has any Contingent Obligation in respect of such Indebtedness (other than a Contingent Obligation of CIHC permitted by Section 4.01(d)(i) above);

                     (f Permitted Nonrecourse Indebtedness;

                     (g secured Indebtedness, including, without limitation, Capitalized Lease Liabilities and Purchase Money Debt, provided, that (i) the aggregate outstanding principal amount of Indebtedness of this type does not exceed at any time ten percent (10%) of Total Shareholders' Equity at such time and (ii) such Indebtedness shall not be secured by any Lien other than a Lien expressly permitted by Section 4.02(i);

                     (h Indebtedness among Conseco and its Subsidiaries (other than Conseco Finance Entities);

                     (i Indebtedness owing by any Conseco Finance Entity to the extent the related Investment is permitted under Section 4.09(a);

                     (j Indebtedness (other than for borrowed money) subject to Liens permitted under Section 4.02(b), (d), (e) or (f);

                     (k Indebtedness in respect of Surplus Debentures entered into by an Insurance Subsidiary;

                     (l unsecured Indebtedness of Conseco in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; and

                     (m Indebtedness in respect of the Facilities.

                     IV.2 Liens. Conseco shall not, and shall not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following (collectively called "Permitted Liens"):

                     (a Liens in connection with Permitted Transactions;

                     (b Liens for Taxes which are not overdue for more than 60 days or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                     (c Liens shown on Schedule 4.02(c), including extensions, renewals and replacements of such Liens; provided that (i) no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the document creating such Lien) and (ii) the Indebtedness secured thereby is not increased by more than 10% (of the aggregate principal amount of such Indebtedness outstanding on the Effective Date) except as otherwise permitted under Section 4.01 (in which case the portion representing any additional increase must be permitted by another paragraph of this Section 4.02);

                     (d Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                     (e Liens of mechanics, carriers, and materialmen and other like Liens arising in the ordinary course of business in respect of obligations which are not overdue for more than 60 days or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                     (f Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

                     (g Liens in favor of the trustee on sums required to be deposited with the trustee under the indentures described on Schedule 4.02(g);

                     (h Liens incurred on assets of Subsidiaries that are Conseco Finance Entities securing Indebtedness which is expressly permitted by
Section 4.01(e) or (f);

                     (i Liens securing Indebtedness permitted by Section 4.01(g); provided that such Liens consist exclusively of: (i) Liens securing the Relevant Facility, (ii) Liens pursuant to any Cash Collateral Agreement (and a Lien may be incurred on the collateral under the Cash Collateral Agreement in favor of the Public Debt secured by the Collateral Agreement), (iii) Liens on "Collateral" as defined in the Collateral Agreement, (iv) Liens on Conseco's interest in Tritel, Inc. in existence of the Effective Date securing $25,000,000 of notes payable to Ericsson, Inc., and (v) Liens on other assets that (1) are not subject to a Lien incurred pursuant to clause (i), (ii), (iii) or (iv) above and (2) are not described on Schedule 1.01B securing Indebtedness in an aggregate principal amount not to exceed (x) 25% of the Available Basket Amount at any time prior to the Near-Term Facilities Termination Date or (y) 50% of the Available Basket Amount at any time thereafter;

                     (j easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances incurred in the ordinary course of business and which do not materially interfere with the ordinary course of business of Conseco and its Subsidiaries;

                     (k Liens on property of Conseco and its Subsidiaries in favor of landlords securing licenses, subleases or leases of property permitted hereunder;

                     (l licenses, leases or subleases permitted hereunder granted to others not materially interfering in any material respect in the business of Conseco and its Subsidiaries;

                     (m attachment or judgment Liens not constituting an Event of Default under Section 5.01(i);

                     (n Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by Conseco and its Subsidiaries in the ordinary course of business; and

                     (o Liens in connection with a Permitted Tritel Hedge Transaction.

                     None of the Permitted Liens shall be permitted on the Reserve or any of the Reserve Amounts (as defined in the relevant agreement governing the Reserve).

                     IV.3 Disposition of Assets. Conseco shall not and shall not permit any of its Subsidiaries to, sell, assign, lease, transfer or otherwise Dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable with or without recourse and Capital Stock of any Subsidiary whether newly issued or otherwise) or enter into any agreement to do any of the foregoing, except:

                     (a Dispositions of inventory or equipment (including, without limitation, repossessed and/or off lease property of Conseco Finance), all in the ordinary course of business consistent with past practices;

                     (b the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                     (c Dispositions of Investments by Insurance Subsidiaries (other than any of their respective Investments in Persons engaged in insurance lines of business) in the ordinary course of business consistent with past practices;

                     (d Dispositions of (i) in the case of any Conseco Finance Entity, loans, leases, receivables, installment contracts and other financial products originated, acquired, sold or securitized by such Conseco Finance Entity or (ii) interests in or components of Interest Only Securities;

                     (e intercompany Dispositions made between or among Conseco and its Subsidiaries (or Subsidiaries of Conseco with other Subsidiaries of Conseco or Conseco), in each case, in the ordinary course of business;

                     (f (i) any Disposition pursuant to a Reinsurance Agreement so long as such Disposition is entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice and
(ii) any other Disposition pursuant to a Reinsurance Agreement so long as (x) the proceeds therefrom are retained by an Insurance Subsidiary, (y) such proceeds are used for the general corporate purposes of the Insurance Subsidiaries (including for reinvestment within insurance lines of business similar to Conseco's insurance lines of business at the time of the relevant transaction) and (z) the aggregate statutory profit and/or gains on insurance policy sales or other portfolio transfers resulting from all Dispositions described in this clause (ii) consummated after August 25, 2000 shall not exceed $250,000,000;

                     (g obsolete or worn out property disposed of by Conseco or any of its Subsidiaries in the ordinary course of business and consistent with past practices of Conseco and its Subsidiaries;

                     (h transfers resulting from any casualty or condemnation of property or assets;

                     (i licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and consistent with the past practices of Conseco and its Subsidiaries and which do not materially interfere with the business of Conseco and its Subsidiaries;

                     (j any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business and consistent with the past practices of Conseco and its Subsidiaries;

                     (k the sale or discount of overdue accounts receivable arising in the ordinary course of business and consistent with the past practices of Conseco and its Subsidiaries, but only in connection with the compromise or collection thereof;

                     (l Dispositions permitted by Section 4.07(a);

                     (m Dispositions of Investments set forth on Schedule
4.03(m);

                     (n Dispositions not otherwise permitted hereunder, provided that, in the case of Dispositions constituting Asset Sales, (i) 75% of the consideration received in connection therewith shall consist of cash, Cash Equivalents and/or readily marketable securities that are immediately saleable and (ii) 100% of the Net Proceeds thereof shall consist of Available Net Proceeds and shall be applied as described in Article II; and

                     (o the exercise of the put rights set forth in the PRIDES Documents in connection with a remarketing thereunder in accordance with such documents and Section 3.11.

                     Notwithstanding anything to the contrary in this Section 4.03, no issuance or sale of Capital Stock of any Subsidiary of Conseco (other than any Insignificant Subsidiary) shall be permitted if, after giving effect thereto, Conseco owns, directly or indirectly, 50% or less (but greater than 0%) of the voting Capital Stock of such Subsidiary.

                     IV.4 Other Agreements. Conseco shall not, and shall not permit any of its Subsidiaries to, enter into any agreement (other than agreements with insurance regulators) containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith or (b) prohibits or restricts the ability of Conseco to amend or otherwise modify this Appendix or any other document executed in connection herewith.

                     IV.5 Transactions with Affiliates. Conseco shall not, and shall not suffer or permit any Significant Subsidiary to, enter into any material transaction with any Affiliate of Conseco (other than Conseco or a Ninety-Percent Owned Subsidiary), except upon fair and reasonable terms no less favorable to Conseco or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Conseco or such Subsidiary, and except for insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business and consistent with past practice.

                     IV.6 Change in Business. Conseco shall not, and shall not suffer or permit any Significant Subsidiary to, fundamentally change the type of business in which it is presently engaged as listed on Schedule 4.06.

                     IV.7 Fundamental Changes. Unless the Obligations shall be paid in full concurrently therewith, Conseco shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, other than any merger, consolidation or amalgamation (a) of any Subsidiary of Conseco into Conseco, (b) solely for the purpose of reincorporating Conseco in a different State of the United States or
(c) solely for the purpose of consummating an investment permitted by Section 4.09(b)(iii) or (iv).

                     IV.8 Restricted Payments. Conseco shall not declare or pay any dividend (other than dividends payable solely in common stock, or the same class of capital stock as to which the dividend is paid, of the Person making such dividend) on (or make any payment to a related trust for the purpose of paying a dividend), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Conseco (or any related trust), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Conseco (collectively, "Restricted Payments"), except that (a) Conseco may declare and pay dividends on its common stock so long as, at the time of declaration of the relevant dividend, Conseco has Investment Grade Ratings Status and the Near-Term Facilities Termination Date has occurred, (b) Conseco may declare and pay regularly scheduled dividends on its preferred stock (and permit any related trust to do the same) so long as, at the time of declaration of the relevant dividend, Conseco has Investment Grade Ratings Status and the Near-Term Facilities Termination Date has occurred, (c) Conseco may declare and pay regularly scheduled payments of interest and principal on its debentures underlying the Trust Preferred Securities and the FELINE PRIDES (and the related trusts may pay regularly scheduled dividends under such Trust Preferred Securities and such FELINE PRIDES) so long as (i) Conseco's Cash on Hand on average for the 90 days prior to the date of such declaration is equal to or greater than $100,000,000, (ii) Conseco's Cash on Hand on the date of such payment, after giving effect to the payment of said dividend on such date, is equal to or greater than $100,000,000 and (iii) no Event of Default shall have occurred and be continuing at the time of such payment, (d) Conseco may make cash payments in respect of fractional shares of its preferred stock in an aggregate amount not to exceed $10,000,000 and (e) Conseco may pay dividends to Bankers National Life Insurance Company in respect of its Preferred Series E Capital Stock in an amount not to exceed $36,000,000 per year.

                     IV.9 Investments. (a) Conseco and its Subsidiaries (other than Conseco Finance and its Subsidiaries) shall not, directly or indirectly, make any Investment in Conseco Finance or any of its Subsidiaries after the Effective Date, except (i) intercompany Investments in the ordinary course of business in an aggregate amount not to exceed $250,000,000 at any time outstanding of which (x) $50,000,000 may be made on a permanent basis, (y) $100,000,000 may be made so long as each such Investment pursuant to this clause
(y) is repaid within three months of the date of Investment and within each three month period there shall be a three Business Day period during which no Investment pursuant to clause (y) of this clause (i) shall be outstanding, and
(z) $100,000,000 may be made so long as each such Investment pursuant to this clause (z) is repaid within six months of the date of Investment and within each six month period there shall be a three Business Day period during which no Investment pursuant to clause (z) of this clause (i) shall be outstanding, and
(ii) additional Investments made at any time after the Near-Term Facilities Termination Date in an aggregate amount not to exceed $150,000,000 at any time outstanding.

                     (b) Conseco and CIHC shall not, directly or indirectly, make any Investment in any Person (other than a Subsidiary of Conseco to support its operations in the ordinary course of business) except: (i) Investments made with common stock issued by Conseco, (ii) Investments agreed to but not made prior to the date hereof and set forth on Schedule 4.09(b), (iii) Investments not otherwise permitted hereby in an aggregate amount expended not to exceed $25,000,000 in any Fiscal Year, (iv) Investments made in connection with a sale of assets permitted by Section 4.03 to the extent of the non-cash consideration received by Conseco or a Subsidiary, (v) as permitted by Section 4.09(a) and
(vi) Conseco may repurchase its 6.4% Mandatory Par Put Remarketed Securities due June 15, 2011 if required to do so pursuant to the terms and conditions thereof, which repurchase (if so required) shall be conducted in accordance with the terms and conditions of such instruments. It is understood that Investments of the type described in Section 4.09(a) may not be made pursuant to clauses (i) through (iii) of this paragraph (b).

                     IV.10 Optional Payments; Modifications of Certain Agreements; Synthetic Purchase Agreements. (a) Conseco shall not, and shall not permit any of its Subsidiaries (other than Conseco Finance or any of its Subsidiaries) to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to Indebtedness (other than the Reserve), other than (i) prepayments of Indebtedness of a Subsidiary of Conseco owed to Conseco or another Subsidiary of Conseco or of Conseco owed to a Subsidiary of Conseco, in each case to the extent prepaid or repaid in the ordinary course of business, which Indebtedness is (A) not related to the Trust Preferred Securities and (B) not a prepayment of loans referred to in clause (f) of the definition of "Conseco Available Cash Flow" unless, in the case of this clause (B), at the time of, and after giving pro forma effect to, such prepayment, Conseco is in compliance with Section 4.14, (ii) prepayments of the 2000 Public Debt, (iii) prepayments of the 2001 Public Debt so long as on the date of such prepayment (or, if earlier, the date on which Conseco enters into an obligation to make such prepayment), Conseco has A.M. Best A- Status, (iv) prepayments of the Longer-Term Public Debt made after the Near-Term Facilities Termination Date so long as the scheduled maturity of the Public Debt being prepaid is earlier than the earliest scheduled maturity then in effect with respect to the remaining Facilities, (v) prepayments of Capital Lease Liabilities in connection with the Disposition of the related asset or property and (vi) prepayments not otherwise permitted by the foregoing clauses so long as the aggregate amount expended in connection therewith does not exceed $25,000,000.

                     (b) Conseco shall not, and shall not permit any of its Subsidiaries (other than Conseco Finance or any of its Subsidiaries) to amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the material terms of any subordinated Indebtedness of Conseco or any of its Subsidiaries (other than Conseco Finance or any of its Subsidiaries) the aggregate principal amount of which exceeds $10,000,000 (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee that is not customary under the circumstances).

                     (c) Conseco shall not, and shall not permit any of its Subsidiaries (other than Conseco Finance or any of its Subsidiaries) to amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the material terms of any preferred stock issued by Conseco or any of its Subsidiaries or any related trust (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon and (ii) does not involve the payment of a consent fee that is not customary under the circumstances).

                     (d) Conseco shall not, and shall not permit any of its Subsidiaries to enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

                     IV.11 Negative Pledge on Tritel and Argosy Riverboat. Conseco shall not, and shall not permit any of its Subsidiaries to, pledge or create any security interest or Lien upon (a) any of the Capital Stock of Tritel, Inc. (or any successor thereto) directly or indirectly owned by it (other than (i) any such Lien described in Section 4.02(i)(iv) and (ii) Liens securing obligations under hedging transactions relating to the value of such Capital Stock with counterparties having a senior unsecured non-credit enhanced long-term debt rating of at least A2 from Moody's and A from S&P (a "Permitted Tritel Hedge Transaction")) or (b) the Capital Stock or assets of Conseco Entertainment Inc. or CNC Entertainment LLC.

                     IV.12 Reserve Account. Conseco shall not permit the amounts in the Reserve (a) to be invested in anything other than Cash Equivalents or (b) to be used for any purpose other than to prepay or repay the 2000 Public Debt, the 2001 Public Debt or Exposure under the Facilities, except that, with the prior written consent of each of the Agents, Conseco may use up to 20% of the amounts in the Reserve at any time (but in an aggregate amount not to exceed $160,000,000) for other general corporate purposes permitted by the Loan Documents, including this Appendix.

                     IV.13 Debt to Capitalization Ratio. Conseco shall not permit the Debt to Total Capitalization Ratio as of the end of each Fiscal Quarter set forth below to be greater than the ratio set forth below for such date:

   ---------------------------------------------------------- ---------------
   Fiscal Quarter Ending                                      Ratio
   ---------------------------------------------------------- ---------------
   December 31, 2000                                          0.450:1.0
   ---------------------------------------------------------- ---------------
   March 31, 2001                                             0.435:1.0
   ---------------------------------------------------------- ---------------
   June 30, 2001                                              0.425:1.0
   ---------------------------------------------------------- ---------------
   September 30, 2001                                         0.425:1.0
   ---------------------------------------------------------- ---------------
   December 31, 2001                                          0.400:1.0
   ---------------------------------------------------------- ---------------
   March 31, 2002                                             0.400:1.0
   ---------------------------------------------------------- ---------------
   June 30, 2002                                              0.400:1.0
   ---------------------------------------------------------- ---------------
   September 30, 2002                                         0.375:1.0
   ---------------------------------------------------------- ---------------
   December 31, 2002                                          0.375:1.0
   ---------------------------------------------------------- ---------------
   March 31, 2003                                             0.350:1.0
   ---------------------------------------------------------- ---------------
   June 30, 2003                                              0.350:1.0
   ---------------------------------------------------------- ---------------
   September 30, 2003                                         0.350:1.0
   ---------------------------------------------------------- ---------------
   December 31, 2003                                          0.350:1.0
   ---------------------------------------------------------- ---------------
   March 31, 2004                                             0.300:1.0
   ---------------------------------------------------------- ---------------
   June 30, 2004                                              0.300:1.0
   ---------------------------------------------------------- ---------------
   September 30, 2004                                         0.300:1.0
   ---------------------------------------------------------- ---------------
   December 31, 2004 and thereafter                           0.300:1.0
   ---------------------------------------------------------- ---------------

For each $2,830,000 by which the aggregate amount of the FY 2000 Adjustments is less than $500,000,000, each ratio set forth above for periods ending on or prior to September 30, 2001 shall be reduced by 0.01%.

                     IV.14 Interest Coverage Ratio. Conseco shall not permit the Interest Coverage Ratio as of the end of each Fiscal Quarter set forth below for the four Fiscal Quarters then ended (or, if less, the number of full Fiscal Quarters commencing after the Effective Date) to be less than the ratio set forth below for such date:

   ---------------------------------------------------------- ----------------
   Fiscal Quarter Ending                                      Ratio
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   December 31, 2000                                          1.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   March 31, 2001                                             1.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   June 30, 2001                                              1.10:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   September 30, 2001                                         1.10:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   December 31, 2001                                          1.20:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   March 31, 2002                                             1.25:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   June 30, 2002                                              1.30:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   September 30, 2002                                         1.40:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   December 31, 2002                                          1.40:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   March 31, 2003                                             1.60:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   June 30, 2003                                              1.75:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   September 30, 2003                                         1.90:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   December 31, 2003                                          2.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   March 31, 2004                                             2.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   June 30, 2004                                              2.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   September 30, 2004                                         2.00:1.0
   ---------------------------------------------------------- ----------------
   ---------------------------------------------------------- ----------------
   December 31, 2004 and thereafter                           2.00:1.0
   ---------------------------------------------------------- ----------------

                     IV.15 Conseco Adjusted Earnings. Conseco shall not permit the Conseco Adjusted Earnings for any period of four Fiscal Quarters (or, in the case of the tests as at March 31, 2001, June 30, 2001 and September 30, 2001, two Fiscal Quarters, two Fiscal Quarters and three Fiscal Quarters, respectively) ended on any date set forth below to be less than the amount set forth below for such date:

 ---------------------------------------------------------- -------------------
 Fiscal Quarter Ending                                      Amount
 ---------------------------------------------------------- -------------------
 March 31, 2001                                             $650,000,000
 ---------------------------------------------------------- -------------------
 June 30, 2001                                              $750,000,000
 ---------------------------------------------------------- -------------------


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
 ---------------------------------------------------------- -------------------
 September 30, 2001                                         $1,150,000,000
 ---------------------------------------------------------- -------------------
 December 31, 2001                                          $1,600,000,000
 ---------------------------------------------------------- -------------------
 March 31, 2002                                             $1,600,000,000
 ---------------------------------------------------------- -------------------
 June 30, 2002                                              $1,650,000,000
 ---------------------------------------------------------- -------------------
 September 30, 2002                                         $1,700,000,000
 ---------------------------------------------------------- -------------------
 December 31, 2002                                          $1,750,000,000
 ---------------------------------------------------------- -------------------
 March 31, 2003                                             $1,800,000,000
 ---------------------------------------------------------- -------------------
 June 30, 2003                                              $1,850,000,000
 ---------------------------------------------------------- -------------------
 September 30, 2003                                         $1,925,000,000
 ---------------------------------------------------------- -------------------
 December 31, 2003                                          $2,000,000,000
 ---------------------------------------------------------- -------------------
 March 31, 2004                                             $2,025,000,000
 ---------------------------------------------------------- -------------------
 June 30, 2004                                              $2,075,000,000
 ---------------------------------------------------------- -------------------
 September 30, 2004                                         $2,125,000,000
 ---------------------------------------------------------- -------------------
 December 31, 2004 and thereafter                           $2,175,000,000
 ---------------------------------------------------------- -------------------

                     IV.16 Conseco Finance Tangible Net Worth. Conseco shall not permit Conseco Finance Tangible Net Worth as at the end of any Fiscal Quarter ending during any Fiscal Year set forth below (commencing with the Fiscal Quarter ending December 31, 2000) to be less than the relevant amount set forth below:

   ---------------------------------------------------------- -----------------
   Fiscal Quarter Ending During                               Amount
   ---------------------------------------------------------- -----------------
   Fiscal Year Ending December 31, 2000                       $950,000,000
   ---------------------------------------------------------- -----------------
   Fiscal Year Ending December 31, 2001                       $1,200,000,000
   ---------------------------------------------------------- -----------------
   Fiscal Year Ending December 31, 2002                       $1,400,000,000
   ---------------------------------------------------------- -----------------
   Fiscal Year Ending December 31, 2003                       $1,650,000,000
   ---------------------------------------------------------- -----------------
   Fiscal Year Ending December 31, 2004 and thereafter        $2,000,000,000
   ---------------------------------------------------------- -----------------


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
                     IV.17 Risk-Based Capital Ratio. Conseco shall not permit the Risk-Based Capital Ratio as at the end of any Fiscal Quarter to be less than 200%.

                                    ARTICLE V

                                EVENTS OF DEFAULT

                     V.1 Events of Default. Each of the following shall constitute an "Event of Default":

                     (a Non Payment. Conseco fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                     (b Representation or Warranty. Any representation or warranty by Conseco or any of its Subsidiaries made or deemed made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by Conseco, any Subsidiary or any Responsible Officer, furnished at any time in connection with this Appendix or in connection with any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                     (c Specific Defaults. Conseco fails to perform or observe any term, covenant or agreement contained in any of Section 3.03(a), 4.01, 4.02, 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 or
4.17; or

                     (d Other Defaults. Conseco or any of its Subsidiaries fails to perform or observe any other term or covenant contained in this Appendix or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to Conseco by the Relevant Agent or any Relevant Bank; or

                     (e Cross-Default. (i) Conseco or any Significant Subsidiary
(A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) or any similar financing arrangement related to the Lehman Agreement, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist (other than an alleged breach which Conseco or such Significant Subsidiary is contesting in good faith and which does not relate to a payment default or a breach of a financial covenant), under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness or any similar financing arrangement related to the Lehman Agreement (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or, in the case of any such Indebtedness consisting of Contingent Obligations, to become payable or cash collateral in respect thereof to be demanded or, in the case of any similar financing arrangement related to the Lehman Agreement, otherwise permit Lehman or an Affiliate thereof to terminate its obligations or commitments thereunder; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which Conseco or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which Conseco or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by Conseco or such Subsidiary as a result thereof is greater than $50,000,000; or

                     (f Insolvency; Voluntary Proceedings. Conseco or any Significant Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

                     (g Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Conseco or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Conseco's or any Significant Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Conseco, any Significant Subsidiary or any Material Insurance Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) Conseco, any Significant Subsidiary or any Material Insurance Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or (iv) any Material Insurance Subsidiary shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; or

                     (h Pension Plans and Welfare Plans. With respect to any Single Employer Pension Plan as to which Conseco or any other ERISA Affiliate may have any liability, there shall exist a deficiency of more than $20,000,000 as to any ERISA Affiliate (other than Conseco) or $65,000,000 as to Conseco in the Pension Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Pension Plan, and steps are undertaken to terminate such plan or such Pension Plan is terminated or Conseco or any other ERISA Affiliate withdraws from or institutes steps to withdraw from such Pension Plan, or Conseco has knowledge that steps have been taken to terminate any Multiemployer Plan and such termination may result in liability to any ERISA Affiliate (other than Conseco) in excess of $20,000,000 or $65,000,000 as to Conseco or any Reportable Event with respect to such Pension Plan has occurred which could result in the incurrence of liability by any ERISA Affiliate (other than Conseco) in excess of $20,000,000 or $65,000,000 as to Conseco or steps are taken to terminate any Multiemployer Plan and such termination may result in any liability of any ERISA Affiliate (other than Conseco) in excess of $20,000,000 or $65,000,000 as to Conseco shall occur; or

                     (i Material Judgments. One or more judgments or decrees shall be entered against Conseco or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof ; or

                     (j Material Regulatory Matters. (i) If an Insurance Subsidiary shall not make a scheduled payment of interest or principal on any surplus note or similar form of subordinated indebtedness (due to actions of any Governmental Authority or otherwise), (ii) if at any time an Insurance Subsidiary's ability to pay fees to its Affiliates under existing agreements (or extensions of existing agreements) shall be restricted due to actions of any Governmental Authority or otherwise or (iii) if in any Fiscal Year, an Insurance Subsidiary's ability to pay dividends to its stockholders is restricted in any manner (due to actions of any Governmental Authority or otherwise), other than by restrictions under the insurance law of the Insurance Subsidiary's state of domicile that apply generally to other insurance companies domiciled in the state, and, in the case of clauses (i) through (iii) above, such event or condition (x) was not in effect as of the date hereof and (y) such event or condition, together with all other such events or conditions, could reasonably be expected to have a Material Adverse Effect; or

                     (k Change of Control. There occurs any Change of Control;
or

                     (l A.M. Best A- Status. Conseco shall not have obtained A.M. Best A- Status prior to March 31, 2001; or

                     (m CIHC Guarantee. The guarantee contained in the Relevant CIHC Guaranty shall cease, for any reason, to be in full force and effect (other than in accordance with the definition thereof or if released by the Relevant Agent at the direction of each of the Relevant Banks) or Conseco or any Subsidiary of Conseco shall so assert; or

                     (n Subordination to CIHC Obligations. Any "Subordinated Debt" under and as defined in the Relevant CIHC Guaranty shall cease, for any reason, to be validly subordinated to the obligations of CIHC under the Relevant CIHC Guaranty as provided in the relevant provisions of the Relevant CIHC Guaranty, or Conseco or any Subsidiary of Conseco shall so assert; or

                     (o Subordination to Obligations. Any Subordinated Obligations or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of Conseco under the Relevant Conseco Guaranty, as the case may be, as provided in the documents governing such Subordinated Obligations, or Conseco or any Subsidiary of Conseco or any trustee or material holders of such Subordinated Obligations shall so assert.